LONG TERM AGREEMENT

FOR THE PURCHASE AND SALE OF ELECTRICITY

BETWEEN

SIERRA PACIFIC POWER COMPANY

AND

EMPIRE FARMS

13/010

LONG TERM AGREEMENT
FOR THE PURCHASE AND SALE OF ELECTRICITY
BETWEEN
SIERRA PACIFIC POWER COMPANY
AND
EMPIRE FARMS

TABLE OF CONTENTS

13/010

MDL

LONG TERM
AGREEMENT FOR THE PURCHASE
AND SALE OF ELECTRICITY

THIS AGREEMENT for the purchase and sale of electricity is entered into as of the date of its execution by and between SIERRA PACIFIC POWER COMPANY, a Nevada corporation ("Sierra") and MICHAEL B. STEWART, dba EMPIRE FARMS, ("Seller"). Seller and Sierra are sometimes referred to individually as "Party" and collectively as "Parties".

1. RECITALS. This Agreement is based upon the following facts:

(a) Sierra is a public utility engaged in the purchase, production, transmission, distribution and sale of electric capacity and energy; and

(b) Seller proposes to construct and own a generating facility located in Sierra's service territory within the State of Nevada, which facility is or will be a Qualifying Facility (QF) as that term is defined below; and

(c) Seller desires to sell the electric capacity and energy produced at Seller's generating facility to Sierra pursuant to the provisions of a long term contract; and

(d) Sierra is obligated to purchase the capacity and energy produced by Qualifying Facilities pursuant to the

Public Utility Regulatory Policies Act of 1978 ("PURPA") and the rules and regulations promulgated thereunder by the Federal Energy Regulatory Commission ("FERC"), the California Public Utility Commission ("CPUC") and the Public Service Commission of Nevada ("PSCN"); and

(e) In its June 25, 1986 decision in Docket No. 85-1005, the PSCN established rates for Sierra's long-term purchases of energy and capacity from QF's and subsequently modified its decision, on August 26, 1986, making said long-term energy and capacity rates applicable to QF's which are operational on or before 2400 hours June 30, 1987; and

In consideration of the premises, and the mutual covenants contained herein, the Parties agree as follows:

2. Definitions. When used with initial capitalizations, whether in the singular or in the plural, the following terms as used in this Agreement shall have the following meanings:

(a) "Adjusted Net Metered Output" shall mean Net Metered Output, as adjusted for system transmission losses, if any, pursuant to Section 8(a).

(b) "Agreement" shall mean this Long Term Agreement for the Purchase and Sale of Electricity.

(c) "Commercial Operation Date" shall mean 2400 hours on the date upon which Seller's Project completes continuous operation for a period of 100 hours and meets the criteria set forth in Section 7.

(d) "Contract Year" shall mean a one (1) year period commencing at 2400 hours on the Commercial Operation Date

and each anniversary of such date and ending at 2400 hours on the next anniversary of the Commercial Operation Date.

(e) "Contract Rating" shall mean that amount, expressed in kilowatts, as determined in Section 7.

(f) "Eligible Capacity" shall mean that portion of Seller's Contract Rating that is eligible for capacity payments pursuant to Section 7.

(g) "Interconnection Equipment" shall mean the equipment and facilities required to effect an electrical interface between Sierra's electrical system and Seller's Project, including, but not limited to, electric lines, protective equipment, metering and communication equipment.

(h) "Net Metered Output" shall mean all electric capacity and energy produced by Seller's Project less Seller's Project Station Use and transformation and transmission losses, if any, between the meter and the Point of Delivery.

(i) "Point of Delivery" shall mean the point where Seller's electrical conductors contact Sierra's system as it shall exist whenever the deliveries are being made.

(j) "Prudent Electrical Practice(s)" shall mean those practices, methods, and equipment as changed from time to time, that are commonly used in prudent electrical engineering and operations to design and operate electric equipment lawfully and with safety, dependability, efficiency and economy.

(k) "Qualifying Facility" shall mean a cogeneration or small power production facility which meets the criteria as defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207.

(l) "Scheduled Maintenance Periods" shall mean those times during which Seller's Project is shut down for routine scheduled maintenance.

(m) "Seller's Project" or "Project" shall mean the generating facility owned and operated by the Seller as defined in Section 5.

(n) "Station Use" shall mean the capacity and energy used to operate the Project's auxiliary equipment. Auxiliary equipment includes, but is not limited to, forced and induced draft fans, well pumps, cooling towers, boiler feed pumps, lubricating oil systems, plant lighting, fuel handling systems, control systems and sump pumps.

3. Exhibits. The following Exhibits A through N are attached hereto and incorporated herein by reference. Exhibits B, C, E, F, G, H, and I shall, upon approval by the PSCN of any amendments or supplements to, or replacements of such rules or schedules be changed accordingly. Exhibits A, D, J, K, L, M, and N shall be changed upon mutual agreement of the Parties.

Exhibit A	Project Unit Listing
Exhibit B	Schedule CSPP
Exhibit C	Schedule LCSPP86
Exhibit D	Estimated Project Schedule
Exhibit E	Rule No. 16, Service Connections, Meters and Customer's Facility
Exhibit F	Rule No. 17, Meter Tests and Adjustments of Bills for Error
Exhibit G	Appropriate rate tariff e.g. GS-2, GS-3, or future stand by rates
Exhibit H	Rule No. 2 Description of Service

Exhibit I :	Rule No. 15 Cogenerators and Small Power Producers (QF's)
Exhibit J	SPPCo. Engineering Standard 2.2GN01
Exhibit K	Facility Wiring Diagram and Specifications
Exhibit L	Final Interconnection Drawing
Exhibit M	Sample Billing Calculations
Exhibit N	Contract Rating and Eligible Capacity

4. Term and Termination. This Agreement shall be effective commencing upon the date of its execution by both Parties and shall continue thereafter for a term of 30 years after 2400 hours on the Commercial Operation Date (the "Term").

This Agreement may be terminated at any time by written notice from Sierra to Seller:

(a) Should Seller's Project fail to deliver any capacity and energy to Sierra's system within two (2) years of Seller's expected operation date of June 30, 1987, provided, however, that the Agreement shall not be terminated by Sierra if deliveries do not occur within such period due to (i) Sierra's inability or failure to interconnect the Project within that time, unless due to matters solely within Seller's control, or (ii) Force Majeure, or

(b) If Seller's Project has not delivered any capacity and energy to Sierra during any continuous 180 day period after the Commercial Operation Date of such Project, and Seller is not exercising best efforts to resume operation of the Project.

All notices of termination shall be given pursuant to the provisions of Section 21 and shall be effective pursuant to said Section.

Any termination by Sierra pursuant to this Section shall not eliminate, limit or otherwise effect Sierra's rights to recovery for damages.

5. Sale of Capacity and Energy. Seller shall sell and Sierra shall purchase all capacity and energy generated, available for sale, and delivered to the Point of Delivery from Seller's Project. Seller's Project means a geothermal plant located within Sierra's service territory near Gerlach, Nevada consisting of multiple units with a total nameplate rating of 2,660 kW. Specific make, model, and generator nameplate rating for the units are to be supplied to Sierra at least 120 days prior to actual interconnection of the project to Sierra's system. Such information will be incorporated into this Agreement as Exhibit A.

Seller's Project is expected to deliver 2460 kilowatts maximum during any hour. Seller expects to provide 19,400,000 kilowatt hours of energy to Sierra during each Contract Year.

6. Remedies. Upon Sierra's or Seller's failure to perform any obligation of this Agreement, the other Party, except to the extent specifically limited by this Agreement, may exercise, at its election, any rights or remedies it may have in law or in equity including but not limited to compensation for monetary damages, such as additional costs, if any, incurred for purchase or replacement capacity and energy if necessary under the circumstances, injunctive relief and specific performance: provided, however, that neither Sierra nor Seller shall be liable to the other Party for any indirect, consequential, incidental, punitive or exemplary damages.

If Seller's actual delivery of capacity and energy should decline over time, said decline shall trigger neither a

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financial obligation on the part of Seller nor a right to damages on the part of Sierra, for the cost of any replacement capacity and energy purchased by Sierra.

7. <u>Determination of Commercial Operation Date and Contract Rating</u>.

(a) The Contract Rating of Seller's Project shall be determined based upon the Adjusted Net Metered Output for a period, designated by Seller, of 100 hours of continuous operation and delivery of capacity and energy by Seller's Project to Sierra. Seller shall notify Sierra as soon as possible of the completion of a period of 100 hours of continuous operation, Seller shall notify Sierra that the test period is complete and certify that the Project is commercially operable. Such notification shall specify the beginning and ending hour of such 100 hour period.

(b) Sierra will determine, (1) the average of the Adjusted Net Metered Output generation level during the 100 hour period, and (2) the average of the 25 maximum hours of Adjusted Net Metered Output, regardless of whether or not such 25 hours are continuous. The Contract Rating for purposes of this Agreement shall be the lesser of (1) the 100 hour average divided by eight-tenths (0.80) or (2) the 25 maximum hour average.

(c) The Commercial Operation Date for purposes of this Agreement shall be 2400 hours on the day in which the ending hour of the 100 hour period designated by the Seller occurs.

(d) Prior to Commercial Operation Date, Sierra shall advise Seller of the amount of Qualifying Facility capacity which establishes a contract rating pursuant to a similar contract within thirty (30) days of such establishment.

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(e) Sierra shall notify Seller, as soon as reasonably practicable after Seller's Commercial Operation Date, pursuant to Section 21, of the Contract Rating and Eligible Capacity established pursuant to this Section. Said notification shall be incorporated into this Agreement as Exhibit N.

8. Rate.

(a) Net Metered Output quantities shall be reduced to reflect the additional system transmission losses, if any, that are determined to be applicable to Seller's Project. The amount of such reduction will be reasonably determined in the interconnection study to be conducted by Sierra prior to interconnection of Seller's Project to Sierra's system. All payments under this section shall be based upon such Adjusted Net Metered Output quantities.

(b) Sierra shall pay Seller for the Adjusted Net Metered Output of Seller's Project produced between the effective date of this Agreement and 2400 hours on the Commercial Operation Date pursuant to Sierra's Schedule CSPP, attached hereto and incorporated herein by reference as Exhibit B.

(c) If the Commercial Operation Date of the Project is on or before 2400 hours on the later of (i) June 30, 1987, or (ii) the date the aggregate contract ratings of Qualifying Facilities that have long term power purchase and sale agreements with Sierra equals 35,000 kilowatts but in no event later than 2400 hours, December 31, 1987, Sierra will pay Seller during the period commencing at 2400 hours on the Commercial Operation Date and continuing for 30 Contract Years pursuant to the rates contained in the Schedule LCSPP86, attached hereto and incorporated herein by reference as Exhibit C.

M.B.L.

(i) Capacity payments pursuant to Schedule LCSPP86 rate will be limited to the amount of the Contract Rating which is eligible for such rate. The amount eligible will be equal to (1) the Contract Rating or (2) the difference between 35,000 kilowatts and the total of the contract ratings of Qualifying Facilities that have (A) commercial operation dates prior to Seller's Commercial Operation Date and (B) long term power purchase and sale agreements which entitle them to capacity payment pursuant to LSCPP86; whichever is smaller ("Eligible Capacity").

The capacity payment in any time period will be determined by the formula;

Capacity Payment = R x AO, which cannot exceed EC x R x H

Where

R = Capacity Rate pursuant to Exhibit C,

EC = Eligible Capacity,

CR = Contract Rating,

AO = Adjusted Net Metered Output

H = Hours in Time Period

The maximum number of kilowatt hours for which capacity payments are made in any time period shall not exceed the product of the Eligible Capacity and the number of hours in each of the time periods. An example of this calculation is presented in Exhibit M.

(ii) The energy payments in any time period shall be equal to the product of the Exhibit C energy rate for such time period times the kilowatt hours registered as the Adjusted Net Metered Output for the period. If the Contract Rating is less than 80% of the total nameplate rating specified in Exhibit A, then the amount of

kilowatt hours for which the energy rate in Exhibit C will be paid shall not exceed the Contract Rating times the number of hours in any time period. The amount of any such excess shall be paid for at the energy rate specified in Exhibit B. An example of this calculation is presented in Exhibit M.

(d) If the Eligible Capacity is less than the Contract Rating, Seller has the option at the time that the remaining Contract Rating becomes eligible for capacity payments pursuant to a future PSCN opinion and order to (a) continue to be paid for all capacity and energy delivered to Sierra from the Project pursuant to Section 8(c) of this Agreement or (ii) receive payments for such capacity and energy pursuant to the terms and conditions of the PSCN opinion and order in effect at the time of such eligibility.

(e) If Seller fails to qualify for the rates in Exhibit C pursuant to Section 8(c), Sierra's purchase obligation and the rates under this Agreement will be determined pursuant to the PSCN Opinion and Order applicable to purchases from Qualifying Facilities which is in effect on the Seller's Commercial Operation Date. Should such a rate schedule not be available, or approved by the PSCN, then payment will be made pursuant to Exhibit B until such schedule appropriate to Seller's Project is available.

9. <u>Project Schedule</u>. Seller has made its best estimate of when it expects to undertake or complete certain Project activities related to providing capacity and energy to Sierra by June 30, 1987. Those activities and completion dates are set forth in Exhibit D, which is attached hereto and incorporated herein by reference. Seller shall notify Sierra of the actual date of undertaking or completing each of those

activities. Sierra will rely on such notices to determine Project progress for purposes of planning to meet Sierra's load obligation. However, neither Party shall have liability nor be subject to any damages hereunder if the actual dates differ from those set forth in Exhibit D.

10. Metering. Seller's Adjusted Net Metered Output shall be determined by meters installed at or compensated to the Point of Delivery and adjusted for appropriate system transmission losses pursuant to Section 8(a). The metered quantities shall be the gross Project output less Station Use.

All meters will be sealed, operated and tested in accordance with Sierra's Electric Rules No. 16 and No. 17, attached hereto and incorporated herein by reference as Exhibits E and F, respectively. Upon approval by the PSCN of any amendments or supplements to, or replacement of such Rules, Exhibits E and F shall be changed accordingly.

11. Seller's Purchase of Electricity.

(a) Subject to Sierra's transmission capacity limitations, Sierra agrees to provide electric capacity and energy to meet Seller's Station Use at times when Seller's Project generation output is less than the Project Station Use at the applicable rate schedule attached hereto as Exhibit G (GS-2, GS-3 or Standby Rates to be developed) which are applicable to the backup/standby service that is being provided to Seller hereunder. Such sale shall be subject to the provisions of Rule No. 2 "Description of Service" attached hereto as Exhibit H.

(b) Seller agrees to limit the starting inrush electric current of its generators and motors so as not to cause more than a 4% voltage dip on Sierra's transmission or distribution line to which Seller's Project is interconnected.

12. Payment.

(a) Capacity and energy sold to Sierra, pursuant to Section 5, shall be determined by meters installed at or compensated to the Point of Delivery. Such meters shall be read on a monthly billing period basis by Sierra and resulting amounts shall be adjusted for system transmission losses and be used by Sierra to calculate the payment to Seller pursuant to Section 8. Within thirty (30) days of receipt of such meter readings, Sierra shall deliver payment for such capacity and energy to Seller at the address provided in Section 21.

(b) Electricity supplied to Seller pursuant to Section 11 shall be paid for by Seller upon receipt of billing from Sierra, pursuant to Exhibit G. Should Seller fail to pay statement(s) from Sierra in full pursuant to Exhibit G, Sierra may offset future payments to Seller hereunder by such amounts.

(c) Any other payments required to be made to Sierra under this Agreement shall be made by Seller within thirty (30) days of receipt of an invoice from Sierra requesting said payment. Should Seller fail to pay the amount of such invoice, Sierra may offset future payments to Seller hereunder by such amounts.

13. Maintenance

(a) Seller shall provide to Sierra a list of Scheduled Maintenance Periods by July 1 of each calendar year, but not later than six (6) months prior to beginning the proposed scheduled maintenance. Seller shall coordinate with Sierra whenever possible to perform scheduled maintenance in order to minimize the impact on Sierra's system. Seller shall not schedule major overhauls during Sierra's peak months of June, July, August, December, January, and February.

(b) In the event the Project must be shut down for unscheduled maintenance, Seller shall notify Sierra as soon as practicable of the necessity of such shutdown, the time when such shutdown has occurred, or will occur, and the anticipated duration of such shutdown. Seller shall take all reasonable measures and exercise its best efforts to avoid unscheduled maintenance and to limit the duration of such shutdown.

(c) An operating procedures document which details the operating procedures to be followed by the Project operators and Sierra's dispatchers will be in place prior to delivery of capacity and energy from the Project.

14. Continuity of Deliveries. Subject to Prudent Electrical Practices, Sierra may require Seller to curtail, interrupt, or reduce deliveries of Net Metered Output, in order for Sierra to construct, install, maintain, repair, replace, remove, investigate, or inspect any of Sierra's equipment or any part of its system, or if Sierra determines that curtailment, interruption, or reduction is necessary because of emergencies, operating conditions, other than economic dispatch, on its system. Seller shall reduce its generation at Sierra's request on any hour that Sierra would otherwise be required to operate a plant below a minimum operational level. In such circumstances, Sierra shall not be obligated to accept deliveries of, or pay Seller for, Adjusted Net Metered Output that otherwise would have been delivered during such period of curtailment, interruption, or reduction. Sierra shall resume acceptance as soon as is reasonably practicable.

15. Project Design, Construction and Operation.

(a) Seller shall, at Seller's expense, design, construct, install, own, operate, and maintain Seller's Project. Specific special Project operating considerations as noted in the

interconnection study to be conducted by Sierra prior to interconnection of Seller's Project to Sierra's system shall be incorporated into the design of the Project. Seller shall provide Sierra with those specifications, drawings, and electrical data concerning the Project necessary to allow Sierra to make stability and protection studies. All specifications and changes in specifications, including new or additional equipment, shall be subject to Sierra's review and acceptance. Such review and acceptance or approval shall be completed promptly but in no event longer than 60 days after receipt by Sierra and shall serve only as acknowledgments that Seller's Project is compatible with Sierra's system. Sierra's acceptance of Seller's specifications, drawings and electrical data shall not be construed as confirming nor endorsing the design, nor as a warranty of safety, durability, or reliability of the Project. Sierra shall not, by reason of any review, acceptance, or failure to review, be responsible for the Project, including but not limited to the strength, details of design, adequacy or capacity thereof, nor shall Sierra's acceptance be deemed to be an endorsement of the Project.

(b) The design and construction of the Project shall be Seller's responsibility and Seller shall ensure that the requirements of all applicable federal, state, and local laws and all regulations promulgated by such laws, are met. Prior to commencement of generation, and upon completion of any major changes, Seller, at Seller's expense, shall arrange for the Project to be inspected and approved by appropriate federal, state and local officials to the extent required by applicable law.

(c) Once Seller's and Sierra's electrical facilities are connected, both Parties will operate their respective facilities in accordance with Rule No. 15 (Exhibit I), Sierra's Specification 2.2 GN 01 (Exhibit J), and revisions and

replacements thereto; the facility wiring diagram and specifications (Exhibit K) and the final interconnect drawing agreed upon by the Parties to this Agreement (Exhibit L), which are attached hereto and which are or will be incorporated herein by reference, as well as any subsequent amendments to Exhibits which are agreed to by the Parties. The Parties acknowledge that with operating experience adjustment of the operating requirements may be necessary.

(d) Sierra's obligation to interconnect Seller's Project is contingent upon the approval of plans and specifications described in Section 16 below.

16. Interconnection.

(a) Seller shall install all Seller's Interconnection Equipment. Seller's Interconnection Equipment shall be of utility grade and of a rating sufficient to accommodate the delivery of the generation under this Agreement. Seller shall allow Sierra to review the adequacy of all protective devices, and to establish requirements for settings and periodic testing; provided, however, that neither such action nor inaction by Sierra shall be construed as warranting the safety or adequacy of Seller's Interconnection Equipment. Seller shall not make any modification to Seller's Project which substantially affects the delivery of electricity without advance written notification to Sierra and ultimate acceptance of each change by Sierra. Such review shall be done promptly but in any event no longer than 60 days from Sierra's receipt of all information necessary for such review. All such equipment installed hereunder shall conform with the National Electric Code. Seller shall reimburse Sierra for Sierra's costs associated with initial and periodic testing of Seller's Interconnection Equipment.

(b) Connection of Seller's Interconnection Equipment to Sierra's system shall be by or under the direction of Sierra at Seller's expense. Seller shall provide Sierra with written notice not less than sixty (60) days in advance of the date that interconnection is required. Sierra shall make best efforts to schedule and complete the final interconnection and testing of the interconnection facilities pursuant to Seller's request. Sierra shall incur no liability for failure to meet said requested date.

(c) In the event that it is necessary for Sierra to install any facilities and equipment on Sierra's system or to reinforce Sierra's system to accommodate Seller's deliveries, Seller shall reimburse Sierra for all of Sierra's costs associated therewith, in accordance with the provisions of a special facilities/construction agreement. Not less often than annually, Seller shall also reimburse Sierra pursuant to Section 12 above, for all of Sierra's operation and maintenance costs resulting from Sierra's installation of facilities and equipment under a special facilities/construction agreement. In addition, Seller shall pay for the cost of the replacement of any such facilities during the term of this Agreement.

17. Conditions. The obligation of Sierra to accept delivery of or purchase capacity and energy under this Agreement is conditioned upon receipt of copies of the following documents by Sierra prior to the Commercial Operation Date:

(a) Evidence of the qualification of Seller's Project for generation of electric power as a cogeneration or small power production facility by the FERC pursuant to PURPA and the regulations promulgated pursuant to said Act; and

(b) Evidence of application for and receipt by Seller of any permits or other approvals required by Chapter 704 of the Nevada Revised Statutes; and

(c) A statement by independent qualified professionals sufficient to establish that Seller's Project has geothermal resource supply and generation equipment capable of producing energy and capacity at its Contract Rating for the full 30 year term of this Agreement; and

(d) Plans and specifications for Seller's Project and Interconnection Equipment which are acceptable to Sierra, as set forth in Sections 15 and 16 above.

(e) Evidence that Seller has made all filings necessary to qualify to do business in the State of Nevada.

18. Liability and Indemnification. Each Party shall indemnify and hold harmless the other Party against and from any and all loss and liability for personal injury or property damage, resulting from or arising out of (a) the engineering, design, construction, maintenance, or operation of or (b) the making of replacements, additions, or betterments to, the indemnitor's facilities. Neither Party shall be indemnified for liability or loss to the extent such liability or loss results from, or is contributed to by, that Party's negligence or willful misconduct. The indemnitor shall, on the other Party's request, defend any suit asserting a claim covered by this indemnity, and shall pay all costs, including reasonable attorney fees, that may be incurred by the other Party in enforcing this indemnity.

19. Insurance.

(a) Seller shall maintain worker's compensation or self-insurance which satisfies the applicable requirements of Nevada law. Within thirty (30) days after execution of this Agreement, Seller shall provide Sierra with a certificate evidencing such insurance.

(b) Prior to connection of the Project to Sierra's system, Seller shall secure and continuously carry for the term hereof, with an insurance company or companies acceptable to Sierra insurance policies for bodily injury and property damage liability. Such acceptance shall not be unreasonably withheld. Such insurance shall include: provisions or endorsements naming Sierra as additional insured as its interests may appear; provisions that such insurance is primary insurance with respect to the interest of Sierra and that any insurance maintained by Sierra is excess and not contributory insurance with the insurance required hereunder; cross-liability or severability of insurance interest clause; and provisions that such policies shall not be cancelled or their limits of liability reduced without thirty (30) days prior written notice to Sierra. Initial limits of liability for all requirements under this section shall be not less than $1,000,000 for each occurrence.

(c) Seller shall provide Sierra with a copy of each insurance policy required under this Section, certified as a true copy by an authorized representative of the issuing insurance company or, at the discretion of Sierra, in lieu thereof, a certificate in a form satisfactory to Sierra certifying to the issuance of such insurance. Seller shall submit such documents at the address listed in Section 19 prior to connection of the Project to Sierra's system and at all other times such insurance policies are renewed or changed.

(d) If Seller has not obtained such insurance or maintained the status of such insurance, Seller shall not deliver capacity and energy to Sierra and Sierra shall have no obligation to accept any tenders of delivery until appropriate insurance is obtained or reinstated. Sierra's obligation to purchase shall be reinstated only upon receipt of either written or verbal notice that such insurance has, in fact, been obtained or reinstated.

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In the event such notice is verbal, Seller shall deliver documentary evidence thereof to Sierra within two (2) business days of such verbal notice. If documentary evidence is not provided, Sierra shall have no obligation to accept any tenders of delivery until appropriate insurance is obtained or reinstated and Seller shall not deliver capacity and energy to Sierra. Sierra shall have no obligation to pay for any capacity and energy supplied after receipt of verbal notice.

20. Permits, Licenses and Authorizations. It shall be Seller's responsibility to obtain any and all state, federal and local permits, licenses or other documents necessary for the construction and operation of Seller's Project and the sale of energy therefrom to Sierra. If Seller has not obtained such documents or maintained the status and approvals they represent, Seller shall not deliver capacity and energy to Sierra and Sierra shall have no obligation to accept any tenders of delivery until appropriate permits are obtained or reinstated. Sierra's obligation to purchase shall be reinstated only upon receipt of proof that such permits have, in fact, been obtained or reinstated.

21. Notices. Whenever in this Agreement it shall be required, permitted or desired that notice or demand be given by either Party to or on the other, such notice or demand shall be in writing and may be either personally served or sent by United States mail and shall be deemed to have been given when personally served or when deposited in the United States mail, certified or registered, with postage prepaid and properly addressed. For the purposes hereof the addresses of the Parties hereto, until notice of a change thereof is given as provided in this paragraph, shall be as follows:

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Sierra: Sierra Pacific Power Company
Attn: Vice President
Electric System Planning
P.O. Box 10100
Reno, Nevada 89520
Phone: (702) 689-4602
Telex: (702) 689-4202

Seller: Empire Farms
Attention: Michael B. Stewart
P.O. Box 1021
Yerington, NV 89447
Phone: (702)463-3366

22. Force Majeure.

(a) The term Force Majeure as used herein means unforeseeable causes beyond the reasonable control of and without the fault or negligence of the Party claiming Force Majeure including, but not limited to, acts of God, labor disputes, sudden actions of the elements, actions by federal, state, and municipal agencies, and actions of legislative, judicial, or regulatory bodies which conflict with the terms of this Agreement. Unless caused by an independent identifiable event of Force Majeure, the non-availability of geothermal resource supply to generate capacity and energy from the Project shall not be considered an event of Force Majeure.

(b) If either Party because of Force Majeure is rendered wholly or partly unable to perform its obligations under this agreement, that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that:

(i) the Party claiming Force Majeure promptly gives the other Party oral notice, followed by written confirmation describing the particulars of the occurrence,

(ii) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure.

(iii) the non-performing Party uses its best efforts to remedy its inability to perform. This subsection shall not require settlement of any strike, walkout, lockout or other labor dispute on terms which in the sole judgment of the Party involved in the dispute, are contrary to its interest. It is understood and agreed that settlement of strikes, walkouts, lockouts or other labor disputes shall be at the sole discretion of the party having the difficulty, and

(iv) When the non-performing Party is able to resume performance of its obligation under this Agreement, that party shall give the other Party written notice to that effect.

23. Successors in Interest. This Agreement shall be binding on both Parties, and on their heirs, successors in interest and permitted assigns; except as provided in Section 25 below:

24. Assignment. Subject to Section 25 below, neither Party shall voluntarily assign this Agreement without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. Any assignment made without such consent shall be void.

25. Collateral Assignments - Either party shall have the right, without the other Party's consent, but with prior written notice to the other Party, to make a collateral assignment of its rights under this Agreement to satisfy the requirements of any development, construction, or other long term financing.

A collateral assignment as described above shall not constitute a delegation of Seller's obligations under this Agreement and this Agreement shall not bind the collateral assignee. Any collateral assignee succeeding to any portion of the ownership interests of Seller in the Project shall be considered Seller's successor in interest, and shall thereafter be bound by this Agreement.

26. Entire Agreement. This document constitutes the entire agreement of the Parties and supersedes all previous agreement, whether written or oral. This Agreement may be amended only by an instrument in writing signed by both Parties hereto.

27. Governing Law. This Agreement shall be interpreted, governed by and construed according to the laws of the State of Nevada, as if executed and to be performed wholly within the State of Nevada, and any litigation by the Parties as to this Agreement shall be in a court of competent jurisdiction within the State of Nevada.

28. PSCN Approval. The obligation of Sierra to purchase capacity and energy from Seller pursuant to this Agreement is hereby made expressly conditional on the approval of this Agreement by the PSCN. Sierra shall take all reasonable actions necessary to secure approval by the PSCN of this Agreement in its entirety and without change. PSCN approval shall be sought as soon as reasonably practicable subsequent to the date of execution of this Agreement. Failure of the PSCN to approve this Agreement shall terminate this Agreement effective as of the date of such PSCN action in which case the Parties agree to promptly attempt, in good faith, to negotiate an Agreement for resubmission to the PSCN.

29. Notice of Sale of Project. Seller is aware that Sierra may be interested in purchasing the Project at some future date. In the event Seller is considering a sale of the Project, it shall notify Sierra of the Project's availability for sale.

In no event shall this be construed to be a first right of refusal.

30. Dispute Resolution. In the event that a dispute should arise between Sierra and Seller concerning the terms and enforcement of this Agreement, the parties agree to resolve their dispute by either (1) taking the dispute to the PSCN or (2) by means of binding arbitration conducted in Reno, Nevada under the rules and procedures of the American Arbitration Association whichever is mutually acceptable. If the Parties cannot mutually agree to the method of dispute resolution, the dispute shall go to the PSCN and that decision shall be subject to appeal to a court of competent jurisdiction. If arbitration is selected, the Parties shall first endeavor to select a single arbitrator who, by reason of his/her education and experience, is mutually acceptable to both parties. If the parties are unable to agree upon a single arbitrator, they shall each choose one(1) arbitrator, and the two arbitrators thus selected shall choose a third arbitrator to form a three-member panel to hear and resolve the dispute. In preparing their cases for presentation to the arbitrator(s), the parties shall have the same rights of discovery afforded to litigants under the Nevada Rules of Civil Procedure and the local rules of the Second Judicial District Court for Washoe County, Nevada.

31. Multiple Originals. Two (2) copies of this Agreement have been executed by the Parties. Each executed copy shall be deemed an original.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement this 31st day of December 1986.

Sierra:

SIERRA PACIFIC POWER COMPANY

By [signature]

Title: SR. VICE PRESIDENT PLANNING, ENGINEERING & CONSTRUCTION

Seller:

EMPIRE FARMS

BY [signature]

Title: Owner

For:

Address:

Date: December 3, 1986

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EXHIBIT A

Unit Listing

TO BE ATTACHED AT A LATER DATE

EXHIBIT B

Schedule CSPP

TO BE ATTACHED AT A LATER DATE

EXHIBIT C

Schedule LCSPP86

TO BE ATTACHED AT A LATER DATE

CONFIDENTIAL

PAYMENT SCHEDULE

AMOR II CORPORATION

1. This payment schedule is applicable only to purchases of capacity and energy from the Amor II Project described in this Agreement.

2. If the Seller's Project establishes a Commercial Operation Date which meets the criteria specified in Section 8 (f) of this Agreement and thereby qualifies for payments pursuant to this Exhibit, the following rates for the energy and capacity delivered as determined by the Adjusted Net Metered Output are applicable to the Adjusted Net Metered Output determined in Section 8 (f) (i) of the Agreement.

   (a) Time Differentiated Rates, $ per kilowatt-hour.

Winter	Capacity Rate	Energy Rate
All on-peak kWH per kWH	$0.00924	$0.05002
All mid-peak kWH per kWH	$0.00156	$0.04699
All off-peak kWH per kWH	$0.00008	$0.03713
Summer		
All on-peak kWH per kWH	$0.01588	$0.04959
All off-peak kWH per kWH	$.0.00134	$0.04392

3. The payment period for Sierra purchases hereunder shall be the time interval between two consecutive meter readings that are taken for billing purposes.

4. Daily time periods will be based on Pacific time and are defined as follows:

Winter Period	On-Peak	5:01 p.m. to 10:00 p.m. daily
	Mid-Peak	7:00 a.m. to 5:00 p.m. daily
	Off-Peak	All other hours
Summer Period	On-Peak	10:01 a.m. to 10:00 p.m. daily
	Off-Peak	All other hours

The winter period will consist of eight months from October through May. The summer period will consist of four months from June through September.

This table is excerpted from Electric Tariffs No. 2, PSCN Sheet No. 7 and is subject to change in accord with the on-peak, mid-peak, and off-peak periods as defined in SPPC's own rate schedules for the sale of electricity, as revised from time to time.

5. The rates contained herein shall be adjusted on June 1 of each year based on the change in the applicable index during the prior calendar year. The adjustment shall be calculated as follows:

$$R = (I_{n-1}/I_{n-2})\ R_{n-1}$$

R = the indexed rate

I = the absolute level of the appropriate year end index
n = the calendar year in which the adjustment takes place

CONFIDENTIAL

The energy rates will be adjusted using the Producer Price Index for the Coal Subcategory of the Fuels and Related Products. The capacity rates will be adjusted using the Handy-Whitman price index, total steam production plant category. Such rates shall become effective on June 1 of each year.

SELLER:
AMOR II

By: [signature]

Title: Authorized Representative

SIERRA:
SIERRA PACIFIC POWER COMPANY

By: [signature]

Title: Manager, Power and Fuel Contracts

Date: 9/12/89

CONFIDENTIAL

PAYMENT SCHEDULE

AMOR II CORPORATION

1. This payment schedule is applicable only to purchases of capacity and energy from the Amor II Project described in this Agreement.

2. If the Seller's Project establishes a Commercial Operation Date which meets the criteria specified in Section 8 (f) of this Agreement and thereby qualifies for payments pursuant to this Exhibit, the following rates for the energy and capacity delivered as determined by the Adjusted Net Metered Output are applicable to the Adjusted Net Metered Output determined in Section 8 (f) (i) of the Agreement.

(a) Time Differentiated Rates, $ Per Kilowatt-Hour

Winter	Capacity Rate	Energy Rate
All on-peak kWH per kWH	$0.00973	$0.05118
All mid-peak kWH per kWH	$0.00164	$.0.04808
All off-peak kWH per kWH	$0.00008	$0.03799
Summer		
All on-peak kWH per kWH	$0.01672	$0.05074
All off-peak kWH per kWH	$0.00141	$0.04494

3. The payment period for Sierra purchases hereunder shall be the time interval between two consecutive meter readings that are taken for billing purposes.

4. Daily time periods will be based on Pacific time and are defined as follows:

Winter Period	On-Peak	5:01 p.m. to 10:00 p.m. daily
	Mid-Peak	7:00 a.m. to 5:00 p.m. daily
	Off-Peak	All other hours
Summer Period	On-Peak	10:01 a.m. to 10:00 p.m. daily
	Off-Peak	All other hours

The winter period will consist of eight months from October through May. The summer period will consist of four months from June through September.

This table is excerpted from Electric Tariffs No. 2, PSCN Sheet No. 7 and is subject to change in accord with the on-peak, mid-peak, and off-peak periods as defined in SPPC's own rate schedules for the sale of electricity, as revised from time to time.

5. The rates contained herein shall be adjusted on June 1 of each year based on the change in the applicable index during the prior calendar year. The adjustment shall be calculated as follows:

$R_n = (I_{n-1}/I_{n-2})\ R_{n-1}$

R = the indexed rate

I = the absolute level of the appropriate year end index

n = the calendar year in which the adjustment takes place

The energy rates will be adjusted using the Producer Price Index for the Coal Subcategory of the Fuels and Related Products. The capacity rates will be adjusted using the Handy-Whitman price index, total steam production plant category. Such rates shall become effective on June 1 of each year.

SELLER:
AMOR II
By: [signature]

Title: Authorized Representative

SIERRA:
SIERRA PACIFIC POWER COMPANY

By: [signature]

Title: Power and Fuel Contracts Manager

Date: June 6, 1990

PAYMENT SCHEDULE

AMOR II CORPORATION

1. This payment schedule is applicable only to purchases of capacity and energy from the Amor II Project described in this Agreement.

2. If the Seller's Project establishes a Commercial Operation Date which meets the criteria specified in Section 8 (f) of this Agreement and thereby qualifies for payments pursuant to this Exhibit, the following rates for the energy and capacity delivered as determined by the Adjusted Net Metered Output are applicable to the Adjusted Net Metered Output determined in Section 8 (f) (i) of the Agreement.

(a) Time Differentiated Rates, $ Per Kilowatt-Hour

Winter	Capacity Rate	Energy Rate
All on-peak kWH per kWH	$0.00993	$0.05071
All mid-peak kWH per kWH	$0.00168	$0.04764
All off-peak kWH per kWH	$0.00008	$0.03764
Summer		
All on-peak kWH per kWH	$0.01706	$0.05027
All off-peak kWH per kWH	$0.00143	$0.04452

3. The payment period for Sierra purchases hereunder shall be the time interval between two consecutive meter readings that are taken for billing purposes.

EXHIBIT D

Estimated Project Schedule

TO BE ATTACHED AT A LATER DATE

CONFIDENTIAL

Exhibit D
To Long Term Agreement For the Purchase and Sale of Electricity Among Sierra Pacific Power Company and AMOR II

ESTIMATED PROJECT SCHEDULE

The activities related to the Project are listed in Section 8 of the Amendment dated December 28, 1987. The Project established an initial Commercial Operation Date on December 31, 1987.

SELLER:

AMOR II

By: [signature]
Title: Authorized Agent
Date: 2-10-89

SIERRA:

SIERRA PACIFIC POWER COMPANY

By: [signature]
Title: Mgr. Admin. & Fuel Contracts
Date: 1/19/89

SIERRA PACIFIC POWER COMPANY
RENO, NEVADA

First Revised Sheet P.S.C.N. No. 49
Cancelling Original Sheet P.S.C.N. No. 49

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES

A. Service Installation

1. Overhead Service Connections

Upon a bona fide application for service, and where the Utility's distribution pole line is located on the consumer's premises, or on a street, highway, lane, alley, road or private easement immediately contiguous thereto, the Utility will, at its own expense, furnish and install a single span of service wires from its pole to the Customer's first approved permanent support, provided such support is of a type, and is so located that such service wires may be installed in accordance with good engineering practice, and in compliance with all applicable Commission and other laws, ordinances, rules, including those governing clearances and points of attachment.

Where the Utility's distribution pole line is not complete to the point noted above, the overhead system may be extended in accordance with Rule No. 9, Electric Line Extensions.

2. Underground Service Connections

(a) General

In areas where the Utility establishes and maintains an underground distribution system, service connections within said underground areas will be made underground only, except upon written permission of the Utility.

Where the Utility's underground distribution system is not complete to the point designated by the Utility where the service connection is to be made to such system, the system may be extended in accordance with Rule No. 9, Electric Line Extensions.

(b) Underground Service from Underground Systems

(1) New Underground Service Installations

Upon a bona fide application for service, to an Applicant's premises located adjacent to the Utility's underground system, an underground service connection will be provided by the Utility in accordance with the following provisions:

(A) the Applicant shall

1. provide and maintain, at his expense, any required

(Continued)

ISSUED: June 23, 1966

EFFECTIVE: October 3, 1966

Issued By:
Neil W. Plath
President

SIERRA PACIFIC POWER COMPANY
RENO, NEVADA

First Revised Sheet P.S.C.N. No. 50
Cancelling Original Sheet P.S.C.N. No. 50

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES

A. Service Installation (Continued)
2. Underground Service Connections (Continued)
(b) Underground Service from Underground System (Continued)
(1) New Underground Service Installations (Continued)
(A) the Applicant shall (Continued)

transformer vault, pull box, or other duct termination facilities,

2. perform the necessary trenching, backfill, and paving for the service lateral,

3. furnish and install any select backfill materials required,

4. furnish, install, and maintain, at his expense, any specified conduit or duct from the transformer vault, pull box, or other duct termination facilities to the service connection point,

5. permit the Utility to use the trench and any conduit or duct system on his premises for the purpose of housing the Utility's service conductors or cables,

6. pay to the Utility the cost of any conductors or cables required between the service connection point and the duct termination facilities in addition to that provided by the Utility in Section A.2.(b).(1).(B).6. hereof, and

7. provide and maintain, at his expense, any necessary outdoor termination enclosures.

(B) the Utility shall

1. specify the number, size and location of the transformer vaults, pull boxes, or other duct termination facilities,

(Continued)

ISSUED: June 23, 1966
EFFECTIVE: October 3, 1966

Issued By:
Neil W. Plath
President

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

A. Service Installation (Continued)
  2. Underground Service Connections (Continued)
    (b) Underground Service from Underground System (Continued)
      (1) New Underground Service Installations (Continued)
        (B) the Utility shall (Continued)

2. designate the location of the service connection point at or near the property line of Applicant,

3. specify the number, size, type and manner of installation of conduit or duct systems on Applicant's premises,

4. specify the size of the conductors or cables to be installed,

5. install the conductors or cables from the service connection point to the duct termination facilities, and

6. furnish and maintain, at its expense, all conductors or cables required for installation between the service connection point and the duct termination facilities for a distance of one hundred (100) feet or less.

(C) the conductors or cables shall be terminated as follows:

1. Secondary service (480 volts or less). The conductors or cables shall terminate in the service terminating pull section of the Applicant's switchgear or in a pull box or other terminating facilities furnished and installed by the Applicant.

2. Primary service (2,400 volts or more). The conductors or cables shall terminate in the service terminating pull section of the Applicant's switchgear or in a room, vault or other suitable enclosure.

(Continued)

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

A. Service Installation (Continued)
 2. Underground Service Connections (Continued)
 (b) Underground Service from Underground System (Continued)

(2) Underground Service Installations Replacing Existing Overhead Services

In those instances and in those areas where an existing overhead distribution system is replaced by an underground distribution system, underground service connections will be supplied in the same manner and subject to the same conditions as for new installations under Section A.2.(b).(1). above.

(c) Underground Services from Overhead Systems

(1) New Underground Service Installations

Upon a bona fide application for underground service from an overhead system to an Applicant's premises, an underground service connection will be provided by the Utility in accordance with the following provisions:

(A) the Applicant shall

1. provide and maintain, at his expense, any required transformer vault, pull box, or other duct termination facilities,

2. perform the necessary trenching, backfill, and paving on his property and on the Utility easement or right-of-way to the pole,

3. furnish and install any select backfill materials required,

(Continued)

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

A. Service Installation (Continued)
2. Underground Service Connections (Continued)
(c) Underground Services from Overhead Systems (Continued)
(1) New Underground Service Installations (Continued)
(A) the Applicant shall (Continued)

4. furnish, install, and maintain, at his expense, any specified conduit or duct from the transformer vault, pull box or other duct termination facilities to the riser,

5. furnish and install, at his expense, an underground riser conduit to a point eight feet above the ground on the designated pole,

6. furnish the riser conduit and the required protective coverings, attachments and terminals to complete the riser installation,

7. permit the Utility to use the trench and any conduit and duct system on his premises for the purpose of housing the Utility's service conductors or cables,

8. pay to the Utility the cost of any conductors or cables required between the service connection point on the pole and the duct termination facilities in addition to that provided by the Utility in Section A.2.(c).(1).(B).8. hereof, and

9. provide and maintain, at his expense, any necessary outdoor termination enclosures.

(B) the Utility shall

1. specify the number, size and location of the transformer vaults, pull boxes or other duct termination facilities,

(Continued)

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

A. Service Installation (Continued)
2. Underground Service Connections (Continued)
(c) Underground Services from Overhead Systems (Continued)
(1) New Underground Service Installations (Continued)
(B) the Utility shall (Continued)

2. designate the pole or location of such pole where the service connection will be made,

3. specify the number, size, type and manner of installation of conduit or duct systems on Applicant's premises,

4. specify the number, size and type of riser together with associated protective coverings and attachments,

5. specify the size of conductors or cables to be installed,

6. install the conductors or cables from the service connection point on the pole to the duct termination facilities,

7. install the remaining portion of the riser, and

8. furnish and maintain, at its expense, all conductors or cables required for installation between the service connection point on the pole and the duct termination facilities for a distance of one hundred (100) feet or less.

(C) the conductors or cables shall be terminated as follows:

1. Secondary service (480 volts or less). The conductors or cables shall terminate in the service terminating pull section of the Applicant's switchgear or in a pull box or other termination facilities furnished and installed by the Applicant.

(Continued)

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

A. Service Installation (Continued)
2. Underground Service Connections (Continued)
(c) Underground Services from Overhead Systems (Continued)
(1) New Underground Service Installations (Continued)
(C) the conductors or cables shall be terminated as follows: (Continued)

2. Primary service (2,400 volts or more). The conductors or cables shall terminate in the service terminating pull section of the Applicant's switchgear or in a room, vault or other suitable enclosure.

(2) Underground Service Installations Replacing Existing Overhead Services

Upon a bona fide application for replacement of an existing overhead service with an underground service to an Applicant's premises, an underground service connection will be supplied in the same manner and subject to the same conditions as for new installations under Section A.2. (c).(1). above.

(d) Replacement or Reinforcement of Existing Underground Services

Whenever, in the judgement of the Utility, an underground service requires replacement or reinforcement, such replacement or reinforcement will be made in the same manner and subject to the same conditions as for new installations under Section A.2. (b). (1). hereof.

3. Number of Services to be Installed

The Utility will not install more than one service, either overhead or underground, for the same voltage and phase classification for any one building or group of buildings on a single premises, except that separate services may be installed for separate buildings or groups of buildings

(Continued)

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

A. Service Installation (Continued)

3. Number of Services to be Installed (Continued)

where necessary for the operating convenience of the Utility. Where required by law, local ordinance, and if at Customer's convenience; where the Utility installs more than one metered service, each meter will be billed separately. Where more than one class of service is required for a Customer and is to be supplied from the same pole, manhole or service box, the service outlets are to be located as close together as practicable.

4. Connection of Applicant's Service to Utility Lines

Only authorized employees of the Utility will be permitted to connect the Applicant's service lateral and the Applicant's terminating facilities to, or disconnect the same from the Utility's electric lines.

5. Meters and Associated Equipment

(a) General

The Utility will, at its own expense, install a suitable meter on an Applicant's premises in a location furnished by him and approved by the Utility, which location shall, at all reasonable times, be accessible for reading, testing and maintaining the meter. No rent or other charge shall be made by the Applicant for the use of this location.

(b) Multiple-Occupancy Buildings

In multiple-occupancy buildings where a number of meters are required to measure the electricity supplied, all meters will be located at a central point and each meter socket or panel will be clearly marked to indicate the particular location supplied through it.

In buildings which are divided into two or more stores or other commercial premises, meters may be installed in the separate premises provided no adjacent alleyway, common basement or other location accessible to all the tenants and suitable for the installation of

(Continued)

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

A. Service Installation (Continued)
5. Meters and Associated Equipment (Continued)
(b) Multiple-Occupancy Buildings (Continued)

a group of meters exist. In such buildings, all wiring from the Utility's point of delivery to the individual meters shall be in rigid conduit.

(c) Sealing of Meters

All meters will be sealed by the Utility at the time of installation and no seal shall be altered or broken except by one of its authorized employees.

(d) Equipment Furnished by Customer

All service switches, meter sockets, meter and instrument transformer housings, cutouts and similar devices, irrespective of voltage, required in connection with a service and meter installation on a Customer's premises shall be furnished, installed and maintained by the Customer in accordance with the Utility's requirements.

(e) Equipment Furnished by Utility

The Utility will furnish and install the necessary instrument transformers, test facilities and meters. The Utility will furnish the metering enclosures when in the opinion of the Utility it appears necessary to locate metering equipment at a point that is not accessible to the Customer.

(f) Master Meters

A master meter will be furnished and installed by the Utility upon application by the owner or lessee of any buildings where the floors (or portions thereof) or rooms or groups of rooms are rented separately and where electric energy is to be metered and resold by said owner or lessee to the individual tenants as provided in Rule No. 18, Supply To Separate Premises and Resale. In such cases, the said owner or lessee shall furnish, install, maintain and test the submeters.

(Continued)

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

A. Service Installation (Continued)

6. Transformer Installations on Applicant's Premises

(a) General

In those instances where the Utility, for aesthetic, economic or engineering reasons, desires to install transformers on Applicant's premises, the Applicant shall furnish a satisfactory right-of-way for the high voltage primary service conductors and shall provide adequate space for the transformer installation. Right-of-way and space provisions must be such that legal clearances from adjacent structures can be maintained and the vault, transformer room, or enclosures shall conform with all applicable laws of the State of Nevada, and/or municipal regulations, and/or regulations of other public bodies having jurisdiction thereof, and shall meet with the approval of the Utility.

(b) Installations of 75 Kva and Larger

(1) The Utility will not furnish pole-type structures.

(2) Where transformers and associated equipment or appurtenances are to be located in a fireproof vault or room in a building (or structure), the Applicant shall, at his expense, provide and maintain such vault or room as specified by the Utility. Applicant shall also furnish and install, at his expense, all secondary equipment and material necessary to receive service at the secondary terminals of transformer(s) or as otherwise specified by the Utility. The Utility will, at its expense, complete the installation.

(3) Where transformers and associated equipment or appurtenances are to be located outdoors, the Applicant shall, at his expense, provide and maintain, as specified by the Utility, a concrete pad or foundation and suitable enclosure, if required. The Applicant shall also furnish and install, at his expense, all secondary equipment and material necessary to receive service at the secondary terminals of the transformer(s) or as otherwise specified by the Utility. The Utility will, at its expense, complete the installation.

(Continued)

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

A. Service Installation (Continued)
6. Transformer Installations on Applicant's Premises (Continued)

(c) Installations of Less Than 75 KVA

(1) The Utility will erect a pole-type transformer structure, at its expense, and service from this structure will be supplied as specified by the Utility.

(2) In those instances where the Applicant has provided a fireproof vault or room, at his expense, the installation shall be made in accordance with Section A.6.(b).(2). above.

(3) In those instances where the Applicant has provided a concrete pad or foundation, the installation will be made in accordance with Section A.6.(b).(3). above.

B. Ownership

The transformers, meters, service wires, appliances, fixtures and other facilities furnished by the Utility at its own expense and located wholly or partially upon a Customer's premises for the purpose of delivering electric energy to the Customer will at all times be and remain the property of the Utility which shall have the right to repair or replace them at any time or to remove them after service to the Customer has been discontinued.

Such equipment may also be used to supply other Customers whether or not on the same premises, provided the proper rights-of-way have been obtained.

No rent or other charge whatsoever shall be made by the Customer against the Utility for placing or maintaining said transformers, meters, service wires, appliances, fixtures, etc. upon the Customer's premises.

The Customer shall exercise reasonable care to prevent the facilities of the Utility upon said premises from being damaged or destroyed, and shall refrain from interfering with same, and, in case any defect therein shall be discovered, shall notify the Utility thereof.

(Continued)

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

C. Maintenance

The Utility will be responsible for the maintenance of its own property only, and the Customer shall be responsible for the maintenance of all other property required for the receipt of electric energy from the Utility.

D. Right of Access

Upon application for electric service and the establishment of service pursuant thereto, the Customer shall be deemed to grant to the Utility and its assigns, to whatever extent the Customer may be empowered to make such grant, an irrevocable easement upon and through the Customer's premises for the location of the facilities of the Utility required to provide service. Any such grant from the owner of the premises serviced shall be deemed to be an easement running with the land, and shall bind his heirs and assigns.

The Utility will, at all reasonable times, have the right of access to a Customer's premises for any purpose normally connected with the furnishing of electric energy and the exercise of the rights secured to it by law or these rules.

E. Responsibility for Loss or Damage

The Utility will not be responsible for any loss or damage caused by any negligence or wrongful act of a Customer or Customer's authorized representatives in installing, maintaining, or operating the receiving facilities or utilizing equipment for which electric energy is being supplied.

The Customer shall, at his sole risk and expense, furnish, install, inspect and keep in good and safe condition all electrical wires, lines, machinery and apparatus of any kind or character which may be required for: (1) receivng electric energy from the lines of the Utility, regardless of the location of the transformers, meters or other equipment of the Utility; and (2) applying and utilizing such energy, including all necessary protective appliances and suitable housing therefor.

The Customer shall also transmit and deliver and be solely responsible for the transmission and delivery of all electric energy over or through Customer's wires and equipment, regardless of the place where such electric energy may be transformed or metered.

Rule No. 16

SERVICE CONNECTIONS, METERS AND CUSTOMER'S FACILITIES
(Continued)

F. Remote Metering

Remote metering is available to any Customer with 120/240 volt single phase service who does not desire to comply with Section D, Right of Access, hereto, relative to meter reading.

The Customer will be required to pay Utility $100.00, in advance, for the cost of installing the facilities necessary to provide remote metering. The remote metering equipment will remain the property of Utility, and Utility will maintain the equipment.

Utility will require a minimum of two (2) annual inspections of the meter and remote register for verification of the meter readings.

If at any time there should exist a difference between the meter reading and the remote register reading, the meter reading will be considered as the proper basis for purposes of billing. If a meter test is required, it will be done in compliance with Rule No. 17.

G. Customer's Responsibilities

1. Utility Owned Facilities

Utility property installed on the premises served for the purpose of measuring or supplying service to a customer is placed there under the Customer or property owner's protection. The Customer or property owner will be held responsible for the breaking of seals, tampering or interfering with Utility's meter or meters or other equipment of Utility placed under their protection. Only authorized employees of Utility will be allowed to make repairs or adjustments to meters or other apparatus belonging to Utility. Where such repairs or adjustments are necessary, a $10.00 charge shall be made to the customer or property owner as appropriate, in addition to actual material costs.

Issued: 7/3/81 Effective: 7/3/81 Advice No.: 181-E	Issued By: Joe L. Gremban President	

EXHIBIT F

SIERRA PACIFIC POWER COMPANY
100 E. Moana Lane, Reno, Nevada
Tariff No. Electric No. 1 Cancelling 4th Revised P.S.C.N. Sheet No. 57
3rd Revised P.S.C.N. Sheet No. 57

RULE NO. 17

METER TESTS AND ADJUSTMENT OF BILLS FOR ERROR

A. Tests

1. Prior to Installation

Every meter shall be tested prior to installation and no meter will be placed in service if found to register more than one percent (1%) fast or one percent (1%) slow.

2. On Customer Request

A Customer may, on notice of not less than one week, require the Utility to test the meter used to measure his consumption.

No Charge will be made for such test, but should a Customer demand a test within six (6) months after installation or more than once in any six-month period, he will be required to advance a service charge to pay, in part, the cost of the test. See Schedule SC, PSCN No. 63C. This advance will be returned if the meter is found to register more than two percent (2%) fast or two percent (2%) slow.

The Customer shall have the right to require the Utility to conduct the test in his presence or in the presence of an expert or other representative appointed by him. The results of the test will be furnished the Customer within a reasonable time after completion of the test.

B. Adjustment of Bills for Meter Error

1. Determinate Billing Period

When it is found that an error or omission exists in billing and such error or omission is due to causes, the date of which can be reliably established, billing adjustments shall be made according to the following:

(Continued)

Issued: 1/23/85 Effective: 1/23/85 Advice No.: 236-E	Issued By: Joe L. Gremban President	

6923/43.3

RULE NO. 17

METER TESTS AND ADJUSTMENT OF BILLS FOR METER ERROR
(Continued)

B. Adjustment of Bills for Meter Error (Continued)

2. Indeterminate Billing Period (Continued)

b. Slow Metering

When, upon test, any meter is found to be registering more than two percent (2%) slow, Utility shall bill Customer for the amount of the undercharge based upon corrected meter readings for either the period the meter was in use at such Customer's premises or the preceding three (3) months, whichever is shorter.

c. Non-registering Meters

When, upon test, any meter is found to be non-registering, Utility shall bill Customer for the estimate of consumption not registered for either the period the meter was in use at such Customer's premises, or the preceding three (3) months, whichever is shorter.

3. Unauthorized Service

When it is found that an error or omission exists in billing and such error or omission is due to unmetered or unauthorized use of utility service resulting from actions by other than an authorized utility employee, billings for undercharge shall be computed back to the date on which the unauthorized use commenced.

4. Calculation of Billing Adjustments

Bills for this purpose shall be based upon (a) Customer's prior use; (b) Customer's subsequent use correctly metered; (c) Utility's experience with other Customers of the same class, and (d) the general characteristics of Customer's operations.

RULE NO. 17

METER TESTS AND ADJUSTMENT OF BILLS FOR METER ERROR
(Continued)

B. Adjustment of Bills for Meter Error (Continued)

1. Determinate Billing Period (Continued)

a. Refunds for overpayment shall be computed back to but not beyond the established date on which the error or omission commenced.

b. Payment for undercharge shall be computed back to but not beyond the established date, provided, however, that in no case where the error or omission is due to the fault of the Utility, shall a bill for undercharge be rendered for a period exceeding three (3) months.

2. Indeterminate Billing Period

When it is found that an error or omission exists in metering or in billing and such error or omission is due to causes, the date of which cannot be reliably established, Customer shall receive a refund for the overcharge or shall pay Utility for the undercharge therefrom computed as follows:

a. Fast Metering

When upon test, any meter is found to be registering more than two percent (2%) fast, Utility shall refund to Customer the amount of the overcharge based upon corrected meter readings for either the period the meter was in use at such Customer's premises or the preceding six (6) months, whichever is shorter.

(Continued)

Issued: 1/23/85 Effective: 1/23/85 Advice No.: 236-E	Issued By: Joe L. Gremban President	

EXHIBIT G

Appropriate Rate Tariff

TO BE ATTACHED AT A LATER DATE

Rule No. 2

DESCRIPTION OF SERVICE

A. General

1. Service described hereunder may be obtained by any person or agency by making application in accordance with Rule No. 3 and, if required, by signing a contract in accordance with Rule No. 10. Each Applicant will also be required to establish credit in accordance with Rule No. 12. Applicant will be informed as to the conditions under which service will be established if the requested service requires a Utility installation beyond that specified for a service connection in Rule No. 16.

2. The type of service available at any particular location should be ascertained by inquiry at the local Utility office.

3. It is the responsibility of the Applicant to ascertain and comply with regulations of governmental entities having jurisdictional authority.

4. Alternating current service of approximately 60 hertz is regularly supplied.

5. Voltages referred to in these tariffs are nominal and refer either to voltage between energized conductors and ground, or to voltage between energized conductors.

B. Service Delivery Voltages

1. The following are standard service voltages, however, not all voltages are or can be made available at a given service delivery point:

(Continued)

Rule No. 2

DESCRIPTION OF SERVICE
(Continued)

B. Service Delivery Voltages (Continued)

Distribution Voltages			Transmission Voltages
Single-Phase Secondary	Three-Phase Secondary	Three-Phase Primary	Three-Phase
120/240 3-Wire 120/208 3-Wire*	120/240 4-Wire* 120/208 Y 4-Wire 277/480 Y 4-Wire	Contact local Utility office.	Contact local Utility office.

*Limited availability - subject to Utility approval.

2. Voltages greater than 600 volts but less than 25,000 volts are defined as primary distribution voltages. Service at primary distribution voltages may be available on request subject to Utility approval.

3. Voltages of 25,000 volts and above are defined as transmission voltages. Service at transmission voltage may be available on request subject to Utility approval.

4. Where the Applicant desires voltage control within unusually close limits beyond that supplied by the Utility in the normal operation of its system, the Applicant, at his own expense, is responsible for installing, owning, operating, and maintaining any special or additional equipment on the load side of the point of delivery.

(Continued)

Rule No. 2

DESCRIPTION OF SERVICE
(Continued)

C. General Load Limitations

1. Single and Three-Phase Secondary Service

Service Configuration		Maximum Demand
Nominal Voltage	Phase	kW
120/240	1Ø	150
120/208	1Ø	150
120/208Y	3Ø	*
120/240	3Ø	*
277/480Y	3Ø	*

*Contingent upon transformer KVA size limitations

Note: Not all of the above voltages are or can be made available at a given service location. It is the responsibility of the Applicant to consult the local Utility office to ascertain the service configuration(s) available at the location in question.

(Continued)

Issued: 9/21/84 Effective: 9/21/84 Advice No.: 231-E	Issued By: Joe L. Gremban President	

Rule No. 2

DESCRIPTION OF SERVICE
(Continued)

C. General Load Limitations (Continued)

2. Load Balance

A customer's connected load must be balanced as nearly as practicable between energized conductors. In no case shall the difference in amperage between two energized conductors on a secondary service exceed 10 percent or 50 amperes, whichever is greater. The difference between the load on a lighting phase of a four-wire delta service and the load on the power phases may exceed these limits.

3. Protective Devices

a. Loads connected to a service shall have sufficient protective devices, installed and maintained at the customer's expense, to prevent damage to equipment during routine conditions that may include sudden loss of voltage, sudden re-energization, opening of one or more phases, and voltage or current fluctuations or variations.

b. It is the responsibility of the customer to furnish, install, and maintain at his expense any protective devices necessary to coordinate with Utility's protective devices to avoid exposing other Utility customers to unnecessary service interruptions.

c. The connection and operation of customer owned generation facilities in parallel with the Utility's system will be governed by the requirements of Rule No. 15.

4. Interference With Service

The customer shall not connect load to his service that introduces abnormal currents, voltages, and/or frequencies to the Utility's system or to communication facilities, or that interferes with a normally acceptable quality of service to any other customer. Upon notification by the Utility that one of the above conditions exist,

(Continued)

Rule No. 2

DESCRIPTION OF SERVICE
(Continued)

C. General Load Limitations (Continued)

4. Interference With Service (Continued)

the customer shall either discontinue use of the load causing the interference with service or install and maintain, at his expense, the corrective measures necessary to reasonably limit the interference with service. If the customer fails to take corrective measures in a timely manner and continues to use the load causing the interference with service, the Utility may terminate service after prior notice in accordance with Rule No. 6 of these Rules and Regulations. Customer shall contact the local Utility office for maximum allowable motor starting currents.

5. Power Factor Correction

The customer shall provide, at his expense, the necessary power factor corrective equipment to maintain a power factor of at least 90% lagging unless a power factor adjustment is being applied for billing purposes in accordance with appropriate rate schedules.

(Continued)

Rule No. 15

COGENERATORS AND SMALL POWER PRODUCERS (QF'S)

A. Applicability

Under provisions of this rule, the utility will purchase energy or energy and capacity from qualifying cogenerators and small power production facilities. These facilities will be allowed to operate in parallel with the utility.

1. A Qualifying facility is one that meets the criteria set forth in Subpart B, Sections 292.201 - 292.207 of the FERC rules. (45 Fed. Reg. 17959)

2. Parallel generation is defined as a system in which the QF's generation can be connected to a bus common with the utility's system. Power transfer between the QF's facilities and the utility's system is a common result.

B. BUY-SELL ARRANGEMENT

1. Utility will purchase power from qualifying small power production or cogeneration faciltles at a rate which reflects the cost which Utility can avoid as a result of obtaining the power.

2. Utility will sell power to qualifying small power production or cogeneration facilities based on filed Rate Schedules applicable to comparable customers without generation.

3. Utility offers two metering options to QF's.

a. Netting Generation and Load - Metering Option I

1. The QF can choose to have the metering arranged so that Utility purchases the

(Continued)

Rule No. 15

COGENERATORS AND SMALL POWER PRODUCERS (QF'S)
(Continued)

a. Netting Generation and Load - Metering Option I (continued)

1. (Continued)
net energy which the QF does not use, and so that Utility sells the net energy which the QF does not generate.

2. When the QF's generation output is greater than his load, Utility will purchase the excess energy which the QF does not use. The purchase meters will register only the energy which is supplied from the QF's system to Utility's system.

3. When the QF's generation output is less than his load, Utility will charge the QF only for the power requirements which are not supplied by the QF's generation. The billing meters will register only the power requirements which are supplied from Utility's system to the QF's system.

4. Neither the purchase meters nor the billing meters will be allowed to reverse rotation.

5. If the applicable rate schedule requires demand metering the demand meter will register only the demand which is supplied from Utility's system to the QF's system. This demand meter will be used to determine the billing demand and the applicable rate schedule.

(Continued)

Rule No. 15

COGENERATORS AND SMALL POWER PRODUCERS (QF'S)
(Continued)

a. Netting Generation and Load - Metering Option I (continued)

5. (Continued)
It is feasible that the QF's generation could reduce his demand enough to move the customer to a different rate schedule.

b. Separate Generation and Load - Metering Option II

1. The Qualifying Facility can choose to have the metering arranged so that Utility purchases 100% of the QF's generation output, and so that Utility sells 100% of the QF's load requirements.

2. The QF's generation and load shall be treated separately and independently. For example, if a cogeneration facility produces 50 KW and consumes 30 KW, it would be treated the same as another qualifying facility that produces 50 KW, and is located next to a factory that uses 30 KW.

3. The QF should note that the purchase meter will reverse its rotation if the generator loses power and goes into a motoring state. The Utility may require a reverse power relay to prevent this condition.

C. INTERCONNECTION COSTS

1. The Qualifying Facility shall pay all costs of interconnection with the Utility's facilities.

(Continued)

Rule No. 15

COGENERATORS AND SMALL POWER PRODUCERS (QF'S)
(Continued)

C. Interconnection Costs - (Continued)

2. Utility financing for specified portions of interconnection costs is available on an individual contract basis. The contracts will be negotiated with each Qualifying Facility and will include, but not be limited to, the following terms:

   a. The Utility will finance only the service drop and metering equipment.

   b. The owner of the Qualifying Facility will be required to execute a promissory note in an amount equal to the actual costs of construction, bearing interest at the prime rate prevailing at the time of execution plus 1%.

   c. The Utility will require that the debt be secured by property, bond, letter of credit, or other adequate security.

   d. Monthly payment amounts and repayment schedules will be determined on a case-by-case basis.

D. QF DESIGN & OPERATING REQUIREMENTS

The QF must meet Utility's latest design and operating specifications in addition to all national, state, and local construction and safety codes.

Utility's design and operating specifications are the minimum requirements that the QF must meet.

(Continued)

Rule No. 15

COGENERATORS AND SMALL POWER PRODUCERS (QF'S)
(Continued)

D. QF DESIGN & OPERATING REQUIREMENTS (Continued)

These requirements are intended to protect other customers and Utility from damage caused by the parallel generation facility.

These design requirements are not intended to protect the QF's generation facility from every possible source of damage. The parallel generation QF may wish to install additional protective equipment to protect his generation facility.

1. All protective device relay settings and all electrical schematics must be approved in writing by Utility.

2. The QF will purchase, own, operate, and maintain the required protective equipment.

3. Utility reserves the right to require additional protective equipment and safety measures as further experience may dictate.

4. The operation of the QF's generation facility must not reduce the quality of service to other Utility customers. No abnormal voltages, currents, frequencies, or interruptions are permitted.

5. The QF will at no time energize a de-energized Utility circuit, without the permission and the supervision of Utility personnel.

6. The QF shall not bypass any of the protective relays or equipment.

(Continued)

Rule No. 15

COGENERATORS AND SMALL POWER PRODUCERS (QF'S)
(Continued)

D. OF DESIGN & OPERATING REQUIREMENTS (Continued)

7. The QF is responsible for damage caused to other customers and to Utility as a result of mis-operation or malfunction of the QF's generation facility or protective equipment.

8. Utility is not responsible for damage caused to the QF's facility as a result of acts over which Utility has no control.

9. Utility is not responsible for damage caused to the QF's facility as a result of automatic or manual reclosing.

10. The QF is responsible for performing scheduled maintenance on the generation facility and the protective equipment to keep the facility in proper operating condition. Utility reserves the right to inspect the customer's facility to check for a hazardous condition or a lack of scheduled maintenance.

11. Utility reserves the right to discontinue parallel generation with reasonable prior notice for any of the following reasons:

   a. Utility needs to perform non-emergency maintenance or repair of utility facilities.

   b. The QF's generation reduces the quality of service to other customers.

   c. Inspection of the QF's facility reveals a hazardous condition or a lack of scheduled maintenance.

(Continued)

Issued: 5/4/81 Effective: 5/4/81 Advice No.: 178-E	Issued By: Joe L. Gramoan President	

Rule No. 15

COGENERATORS AND SMALL POWER PRODUCERS (QF'S)
(Continued)

D. QF DESIGN & OPERATING REQUIREMENTS (Continued)

12. Utility reserves the right to open the main disconnecting device and cease parallel generation without prior notice in the event of a system emergency.

a. The QF is advised that his generation facility must be capable of withstanding load rejection of this nature. Utility is not responsible for any damage caused to the QF's equipment as a result of disconnection from Utility's system.

SMALL POWER PRODUCTION AND CO-GENERATION

TABLE OF CONTENTS

1.0 INTRODUCTION

1.1 This document presents Sierra Pacific Power Company's (SPPCo's) policy and metering arrangement for the parallel operation of small power production and co-generation facilities. In addition, this document provides the customer design and operating requirements to be applied to a customer owned generation facility of less than 1000 KVA generating parallel to SPPCo's system.

1.2 The Customer Design Requirements and the Customer Operating Requirements outline the design specifications, the protective equipment, and the operating procedures necessary on the customer's part to ensure safe, effective operation of the parallel customer generation facility.

S.T.R.C. APPROVED

CHG	DATE	DESCRIPTION	DWN	DSGN	CHKD	APVD
				—		
1	2/86	Added 1.3 Generation Above 1MW		GWC		[illegible]

SHEET 1 OF 13

VOL	SECT	PAGE
1	2.2	

APPROVED BY [signature]

DESIGNED GLP | CHECKED

DRAWN | DATE 08/24/81

ENGINEERING & CONSTRUCTION STANDARD
SMALL POWER PRODUCTION & CO-GENERATION
CUSTOMER DESIGN & OPERATING REQUIREMENTS
FOR-PARALLEL GENERATION

SIERRA PACIFIC POWER CO.

DRAWING NO. 2.2 GN 01

#1000 (4/82) (REV. 6/83)

893/50-62

1.3 The customer design and operating requirements of units or groups of units owned by one individual totaling 1 MW or greater will be reviewed on a case-by-case basis. However, individual units greater than 1 MW will be required to have governors. Units or groups of smaller units in one location with individual or total aggregate capacity greater than 1 MW may require installation of supervisory control capability. Units greater than 1 MW and connected directly to the transmission system must use synchronous generators with high speed excitation controls. Large units connected to the distribution system will be reviewed on a case-by-case basis to determine the type of generator required.

2.0 BACKGROUND - DEFINITIONS

2.1 With energy shortages prevailing and gas-oil supplies diminishing, it is very important to conserve energy by increasing efficiency, and to reduce gas-oil consumption by encouraging the development of non-gas-oil types of generation.

2.2 Small power production and co-generation are two very effective methods of conserving energy and reducing gas-oil consumption.

2.3 Small power production is exotic generation for which the primary fuel/energy sources are wind, hydro, solar, biomass, waste, or renewable resources. Small power production facilities do not use gas-oil fuels as the primary fuel source.

2.4 Co-generation is the simultaneous production of electricity and useful heat in a way that requires less fuel than the separate production of electricity and heat. Co-generation facilities sequentially extract energy from a thermal process, and produce electricity and useful thermal energy. This recovery of waste heat by-products and the simultaneous production of two energy products is a more efficient use of gas-oil fuels than the separate production of two energy products.

2.5 The efficiency of small power production and co-generation can be maximized, if the customer's generation is connected parallel to the utility's system, so that the excess electricity the customer does not use is sold to the utility to be used by other customers.

2.6 A parallel generation system is designed such that the customer's generation can be connected to a bus common with the utility's system. Power transfer between the customer's system and the utility's system is a common result.

3.0 POLICY STATEMENT

3.1 It is SPPCo's policy to encourage the development of small power production and co-generation facilities with the intent of reducing gas-oil consumption and increasing efficiency.

3.2 SPPCo allows "qualifying" small power production and co-generation facilities to generate parallel to the utility's system, so that the customer can reduce his power required from SPPCo, and so that the customer can sell his energy to SPPCo.

3.3 The parallel generation must be safely integrated into SPPCo's system without degrading the integrity of the existing system, and without economically burdening the existing customers.

3.4 Safety is the primary concern with parallel customer generation because of the distinct possibility of back-feed into the distribution system that previously was immune to back-feed safety hazards.

3.5 SPPCo requires the parallel generation customer to install certain protective devices, and requires the customer to operate his facility in a manner that will prevent injury to customers and SPPCo personnel, and will prevent damage to customer and SPPCo equipment.

3.6 SPPCo requires the parallel generation customer to assume the responsibilities described in this document.

4.0 METERING ARRANGEMENT

4.1 SPPCo will purchase electricity from qualifying small power production or co-generation facilities at a rate that reflects the cost SPPCo can avoid as a result of obtaining the electricity.

4.2 SPPCo will sell electricity to qualifying small power production or co-generation facilities based on filed Rate Schedules applicable to comparable customers without generation.

4.3 SPPCo offers two metering options:

4.3.1 Netting Generation and Load - Metering Option I

4.3.1.1 The customer can choose to have the metering arranged so that: SPPCo purchases the net energy from the customer's generator that the customer does not use; and SPPCo sells, to the customer, the net energy that the customer uses but does not generate.

4.3.1.2 When the customer's generation output is greater than his load, SPPCo will purchase the excess energy that the customer does not use. The purchase meters will register only the energy supplied from the customer's system to SPPCo's system.

4.3.1.3 When the customer's generation output is less than his load, SPPCo will charge the customer only for the power requirements that are supplied by SPPCo. The billing meters will register only the power requirements supplied from SPPCo's system to the customer's system.

4.3.1.4 Both the purchase meters and the billing meters will be uni-directional or not allowed to reverse rotation.

4.3.1.5 If the applicable rate schedule requires demand metering, the demand meter will register only the demand supplied from SPPCo's system to the customer's system. This demand meter will be used to determine the billing demand and the applicable rate schedule.

It is possible that the customer's generation could reduce his demand enough to move the customer to a different rate schedule.

4.3.2 Separate Generation and Load - Metering Option II

4.3.2.1 The customer can choose to have the metering arranged so that SPPCo purchases 100% of the customer's generation output, and so that SPPCo sells, to the customer, 100% of his load requirements.

4.3.2.2 The customer's generation and load shall be treated separately and independently. For example, if a co-generation facility produces 50 KW and consumes 30 KW, it would be treated the same as another qualifying facility that produces 50 KW, and is located next to a shop that uses 30 KW.

4.3.2.3 The customer is not allowed to connect load on the generator side of the purchase meter, other than the minimal load associated with the generator.

The customer should note that the purchase meter will be bi-directional. The purchase meter will reverse its rotation if the customer's generator loses power and goes into a motoring state or in any way places a load on the line. SPPCo may require a reverse power relay to prevent bi-directional powerflow or may require additional metering.

5.0 CUSTOMER DESIGN REQUIREMENTS

This section provides the minimum design specifications that the customer's generation facility must meet, and specifies the minimum protective equipment that the customer's generation facility must have installed.

The design specifications and protective equipment listed are intended to protect other customers and SPPCo from damage that could be caused by the parallel generation facility.

These requirements are not intended to protect the customer's generation facility from every possible source of damage. The parallel generation customer may wish to install additional protective equipment to protect his generation facility.

5.1 Applicable Codes - The customer's installation must meet all applicable national, state, and local construction and safety codes.

5.2 Relay Settings - Electrical Schematics Approval - All protective device relay settings and all electrical schematics must be approved in writing by SPPCo.

5.3 Customer Responsibilities - The customer will purchase, own, operate, and maintain the required protective equipment.

5.4 Additional Protective Equipment - SPPCo reserves the right to require additional protective equipment and safety measures as further experience may dictate.

5.5 Synchronous and Induction Generation - Capacity less than 100 KVA

5.5.1 Full Load Rejection - The customer's generation facility must be designed with the capability or protection to withstand sudden loss of load.

5.5.2 De-energized SPPCo Circuit - Electrical relays must be provided to prevent the customer's generator from being connected parallel to SPPCo's system if SPPCo's system is de-energized.

5.5.3 Generator Circuit Breaker - The generator must have a generator circuit breaker capable of interrupting the maximum anticipated fault current and isolating the customer's generation from SPPCo's system. The generator circuit breaker must be equipped with thermal-magnetic overcurrent or equivalent devices on each phase.

The generator circuit breaker must be grouped with the main service disconnects, readily accessible, and nearest the point of entrance of the service-entrance conductors as specified in the NEC 230-72.

The generator circuit breaker or enclosure must be capable of being locked and/or sealed by SPPCo personnel to physically prevent closing the circuit breaker when SPPCo personnel are working on the line.

5.5.4 Voltage Sensing Location - The voltage sensing location for the protective relays must be on the SPPCo side of any customer operated disconnect (see sheets A-9).

5.5.5 Overcurrent Protection - Phase overcurrent protection is required to protect the generator from fault current and overload current. Ground overcurrent protection is required, if applicable.

5.5.6 Over/Under Voltage Protection - Overvoltage and undervoltage protection is required. Time delay is recommended on the voltage relays.

5.5.7 Underfrequency Protection - Underfrequency protection without time delay is required. Overfrequency protection may be required.

5.5.8 Loss-of-Phase Protection - Negative sequence current or loss-of-phase protection is required on three phase generators. The customer is responsible for protecting his generator from negative sequence currents that could overload and severely damage the customer's generator. Negative sequence currents will occur during single phasing conditions on SPPCo's system.

5.5.9 Sychronizing Equipment - Synchronous generators require synchronizing equipment to be provided at the main, generator, and other breakers as necessary. The generator must be brought on-line parallel to SPPCo's system by one of the following methods:

5.5.9.1 Automatic synchronizing.

5.5.9.2 Manual synchronizing - note that a synchronizing check relay is also required with manual synchronizing to protect the customer's generator from excessive transient torques that could damage the customer's equipment.

5.5.9.3 Induction starting - provided that the inrush current does not cause voltage flickers on SPPCo's system greater than 4%.

5.5.10 Voltage Regulation Equipment - Synchronous generators, require voltage regulation equipment to maintain the Customer's service voltage within 5% above or below nominal service voltage (i.e. 120 volts ± 6 volts). Customers in California are required to maintain their service voltage in accordance with the Conservation Voltage Reduction Program (e.g. 114 volts to 120 volts).

5.5.11 Primary Voltage Changes - The generator exciter system and voltage regulation equipment on synchronous generators must be capable of operating subject to normal primary voltage changes on SPPCo's system ranging from 5% above or below nominal primary voltage (e.g. 24.9 KV ± 5%).

5.6 Synchronous and Induction Generation: Capacity 100 KVA - 1000 KVA

The requirements described in section 5.0 also apply to 100 KVA to 1000 KVA generation.

5.6.1 Overfrequency Protection - Overfrequency in addition to underfrequency protection is required. Frequency protection shall not have time delay.

5.6.2 Power Factor Correction - Power factor correction could be required at SPPCo's option on induction generators greater than 100 KVA.

5.7 D.C. Generation With Inverter

5.7.1 All requirements listed for synchronous generators shall apply to d.c. generator/inverter combinations with the following exceptions:

5.7.1.1 The power factor shall be within the range of 0.9 lagging to 0.9 leading over the full range of power output.

5.7.1.2 The synchronizing check relay is not required on line commutated inverters that derive their waveform and frequency from SPPCo's signal.

5.7.1.3 See section H-6.0 for harmonic voltage and current operating requirements.

6.0 CUSTOMER DESIGN RECOMMENDATIONS

This section provides recommended protection that the customer should consider adding to the generation facility. Again, the previus minimum design requirements are not intended to protect the customer's generation facility from every possible source of damage.

Additional equipment beyond the minimum required and recommended protection may be desired to fully protect the customer's generation facility.

6.1 Over/Under-Speed Protection - Overspeed and underspeed protection are recommended.

6.2 Reverse Power Protection - Anti-motoring or reverse power protection is recommended. A lack of sufficient power at the prime mover will cause the customer's generator to motor instead of generate. This condition can be very costly to the customer.

6.3 Impedance Neutral Grounding - Impedance neutral grounding is recommended.

6.4 Voltage Surge Protection - Voltage surge protection is recommended.

6.5 Generator Differential Protection - Generator differential protection is recommended.

6.6 Loss of Excitation Protection - Loss of excitation protection is recommended.

6.7 Unity Power Factor - It is recommended that synchronous generators be set to hold near-unity power factor.

6.8 Relay Targets - Targets or devices that indicate the operation and status of a relay are recommended. Targets are very important to troubleshooting the generation facility.

7.0 INDUCTION AND SYNCHRONOUS GENERATION DIAGRAMS

Typical one-line diagrams illustrating the required equipment for both synchronous and induction generators follow. Variations to these designs are acceptable provided the intent of this section is met, and provided the design is reviewed and approved in writing by SPPCo.

INDUCTION GENERATION LESS THAN 1000 kVA - ONE LINE DIAGRAM



SPPCo. SYSTEM
SPPCO DISCONNECT SWITCH
DISTRIBUTION TRANSFORMER
POTENTIAL*** TRANSFORMER
GENERATOR ** BREAKER
IMPEDANCE GROUNDING (RECOMMENDED)
INDUCTION GENERATOR
CUSTOMER MAIN BREAKER
CUSTOMER LOAD
CAPACITORS (OPTIONAL)

(27)	Undervoltage
(50)	Instantaneous phase overcurrent
(51)	Time phase overcurrent
(50N)	Instantaneous neutral overcurrent
(51N)	Time neutral overcurrent
(59)	Overvoltage
(81)	Underfrequency/overfrequency*
(86)	Lockout relay

CUSTOMER REQUIREMENTS

A) Full load rejection
B) Generator circuit breaker**
C) Prevention from energizing a de-energized SPPCo. circuit
D) Phase overcurrent protection: fault current and overload current
E) Ground overcurrent protection (if applicable)
F) Overvoltage and undervoltage protection
G) Underfrequency protection
H) Overfrequency protection*
I) Power factor correction on generators greater than 100 kVA at SPPCo.'s option
J) Negative sequence current protection

SPPCo. REQUIREMENTS

A) Dedicated distribution transformer
B) SPPCo disconnect switch

RECOMMENDED PROTECTION

A) Impedance neutral grounding
B) Voltage surge protection

C) Anti-motoring protection
D) Generator differential protection*
E) Overspeed and underspeed protection

*Generators 100 kVA - 1000 kVA only
**Must be grouped with main disconnects, readily accessible, and nearest point of entrance of service-entrance conductors. NEC 230-72. Must be capable of being locked and/or sealed by SPPCo personnel.

***Voltage sensing location must be on SPPCo side of any customer disconnect.

CHG	DESCRIPTION	DATE	ENG	APPRV'D			
1	ADDED Rev. 2/85	3/84			APPRV'D BY:	ENGINEERING STANDARD	SHT. 1 OF 13
					DRAWN BY: J. OWENS	CUSTOMER DESIGN AND OPERATING REQUIREMENTS FOR PARALLEL GENERATION	CHANGE 1
					ENGINEER: G PORTER	RENO SIERRA PACIFIC POWER CO. NEVADA	DRAWING NO. 2.2 CR 01

SYNCHRONOUS GENERATORS LESS THAN 1000 KVA
ONE LINE DIAGRAM



SPPCo. SYSTEM
SPPCo DISCONNECT SWITCH
DISTRIBUTION TRANSFORMER
POTENTIAL*** TRANSFORMER
25
59
27
86
GENERATOR** BREAKER
CUSTOMER MAIN BREAKER
CUSTOMER LOAD
50
51
IMPEDANCE GROUNDING (RECOMMENDED)
SYNCHRONOUS GENERATOR W/ VOLTAGE REGULATION
STRC APPROVED

(25) Synchronizing, synchrocheck, dead-line
(27) Undervoltage
(50) Instantaneous phase overcurrent
(51) Time phase overcurrent
(50N) Instantaneous neutral overcurrent
(51N) Time neutral overcurrent
(59) Overvoltage
(81) Underfrequency/overfrequency*
(86) Lockout relay

CUSTOMER REQUIREMENTS

A) Full load rejection
B) Generator circuit breaker**
C) Prevention from energizing a de-energized SPPCo. circuit
D) Phase overcurrent protection/fault current and overload current
E) Ground overcurrent protection (if applicable)
F) Overvoltage and undervoltage protection
G) Underfrequency protection
H) Overfrequency protection*
I) Synchronizing equipment, synchrocheck relay required with manual synchronizing
J) Voltage regulation
K) Negative sequence current protection

SPPCo. REQUIREMENTS

A) Dedicated distribution transformer
B) SPPCo disconnect switch

RECOMMENDED PROTECTION

A) Impedance neutral grounding
B) Voltage surge protection

C) Anti-motoring protection
D) Generator differential protection*
E) Loss of excitation protection*
F) Overspeed and underspeed protection

*Generators 100 kVA - 1000 kVA only
**Must be grouped with main disconnects; readily accessible, and nearest point of entrance of service-entrance conductors. NEC 230-72. Must be capable of being locked and/or sealed by SPPCo (optional).

***Voltage sensing location must be on SPPCo side of any customer disconnect.

CHG	DESCRIPTION	DATE	ENG	APPRV'D			
1	Revised Feb 85	4/85	GWO		APPRV'D BY / DRAWN BY J OWENS / ENGINEER G PORTER	ENGINEERING STANDARD — CUSTOMER DESIGN AND OPERATING REQUIREMENTS FOR PARALLEL GENERATION — RENO SIERRA PACIFIC POWER CO. NEVADA	SHT. 10 OF 15 / CHANGE 1 / DRAWING NO. 3.2 GN 01

8.0 CUSTOMER OPERATING REQUIREMENTS

This section provides the operating requirements that the customer must follow, and the responsibilities that the customer must assume for operating his generation parallel to SPPCo's system.

8.1 Quality of Service - The operation of the customer's generation facility must not reduce the quality of service to other SPPCo customers. No abnormal voltages, currents, frequencies, or interruptions are permitted.

8.2 De-energized SPPCo Circuit - The customer will at no time energize a de-energized SPPCo circuit, without the permission and the supervision of SPPCo personnel.

8.3 Bypassing Relays - The customer shall not bypass any of the protective relays or equipment.

8.4 Inhibited Parallel Operation - If while operating parallel to SPPCo's system, or while attempting to bring the generating system on-line and operate parallel to SPPCo's system, any of the protective relays or devices operate inhibiting parallel operation, the customer will follow these procedures prior to attempting parallel operation with SPPCo again:

8.4.1 Determine if SPPCo's circuit is energized or de-energized by checking the status of the relays described in Section E-5.2 and/or contacting the local SPPCo office.

8.4.2 If it is determined that the SPPCo circuit is and has been continuously energized, then the customer will not attempt to reconnect his system parallel to SPPCo's system, until the cause of protective device operation has been corrected, and it has been determined that the customer's system is in proper operating condition.

8.4.3 If it is determined that the SPPCo circuit is de-energized, the customer must not attempt to reconnect his system and operate parallel with SPPCo's system until he has confirmed that power has been restored and SPPCo's circuit is energized.

8.4.4 The customer is not prohibited from isolating his system and supplying his own load while SPPCo's circuit is de-energized.

NOTE: The designs and equipment outlined in this document do not provide for the customer to isolate his system and supply his own load while SPPCo's circuit is de-energized. If the customer wishes to do this, he must install additional protective equipment subject to a more complex and stringent design. These cases will be studied on an individual basis.

8.5 Automatic Reclosing - The customer is not allowed to automatically reclose parallel to SPPCo's system if any of the protective devices operate.

However, if the customer ceases parallel operation with SPPCo because of an anti-motoring operation or lack of applicable power source (wind, water, etc.), the customer is allowed to automatically reclose parallel to SPPCo system when the energy source resumes to sufficient amounts.

The distinctions between disallowing or allowing automatic reclosing are:

8.5.1 Automatic reclosing is disallowed if parallel operation has been ceased due to an abnormal or dangerous condition (fault current, overloads, over or under voltage, over or under frequency).

8.5.2 Automatic reclosing is allowed if parallel operation has been ceased due to a lack of sufficient power to the prime mover (lack of wind, water, etc.).

8.6 Harmonics - The customer's generation facility shall not cause excessive distortion of the sinusoidal voltage wave. The maximum allowable total root-mean-square (RMS) harmonic current is 5% of the fundamental 60 Hz RMS current. The maximum allowable total RMS harmonic voltage (all harmonics) is 2% of the nominal AC voltage. In addition, the RMS voltage of any single voltage harmonic shall not exceed 1%.

8.7 Damage to Other Customers - The customer is responsible for damage caused to other customers and to SPPCo as a result of misoperating or malfunction of his generation facility or protective equipment.

8.8 Damage to Generation Customer - SPPCo is not responsible for damage caused to the customer's facility as a result of acts over which SPPCo has no control.

8.9 SPPCo Automatic Reclosing - SPPCo is not responsible for damage caused to the customer's facility as a result of SPPCo automatic or manual reclosing.

****WARNING****

RECLOSING CAN CAUSE LOSS OF SYNCHRONISM BETWEEN THE CUSTOMER'S SYSTEM AND SIERRA'S SYSTEM, THAT CAN IN TURN SEVERELY DAMAGE THE CUSTOMER'S EQUIPMENT

8.9.1 If feasible, and at the customer's option and expense, communications between the customer's circuit breaker and SPPCo's circuit breaker can be provided to reduce the risk of out-of-synchronism damage. Other measures for protection can be considered and implemented if feasible.

8.10 Scheduled Maintenance and Testing - The customer is responsible for performing scheduled maintenance and testing on the generation facility and the protective equipment to keep the facility in proper operating condition. SPPCo reserves the right to inspect the customer's facility to check for a hazardous condition or a lack of scheduled maintenance or testing.

8.11 Discontinue Parallel Generation With Notice - SPPCo reserves the right to discontinue parallel generation with reasonable prior notice for any of the following reasons:

8.11.1 SPPCo will be performing non-emergency maintenance or repair of utility facilities.

8.11.2 The customer's generation reduces the quality of service to other customers.

8.11.3 Inspection of the customer's facility reveals a lack of scheduled maintenance or testing.

8.12 Discontinue Parallel Generation Without Notice - SPPCo reserves the right to open the main disconnecting device and cease parallel generation without prior notice in the event of a system emergency or hazardous condition.

8.12.1 The customer is advised that his generation facility must be capable of withstanding load rejection of this nature. SPPCo is not responsible for any damage caused to the customer's equipment as a result of disconnection from SPPCo's system.

EXHIBIT K

Facility Wiring Diagram and Specifications

TO BE ATTACHED AT A LATER DATE

CONFIDENTIAL

Exhibit K
To Long Term Agreem   for the
Purchase and Sale of Electricity
Between Sierra Pacific Power
Company and Amor II
Effective upon execution



BAY 1
BAY 2
3XCT
GND A
GND B
3XPT
52
4/0 COPPER TO GROUNDING SYSTEM
SPPCO'S METERING SECTION
3XCT
3XPT
6.0 MVA TRANSF.
12.6 kV
4/0 COPPER TO GROUNDING SYSTEM
6 kV LINE

Authorized Agent
3-16-89

Pacific Power Company
Mgr.,   & Fuel Contracts



25
12

EMARE GEOTHERMAL PROJECT
HIGH VOLTAGE POWER DISTRIBUTION DIAGRAM
EMARE
N.T.S.
DM

EXHIBIT L

Final Interconnection Drawing

TO BE ATTACHED AT A LATER DATE

CONFIDENTIAL

Exhibit L
To Long Term Agreement for the
Purchase and Sale of Electricity
Between Sierra Pacific Power
Company and Amor II
Effective upon execution

FINAL INTERCONNECTION DRAWING



TO
MILLIRON
641 Line
60/12.5
AMOR II
R
C
M
PURGATORY SUBSTATION
R
WADSWORTH SUB
R - RELAYS
M - METERING
C - COMMUNICATIONS

Seller:

Amor II
By: [signature]
Title: AUTHORIZED REPRESENTATIVE
Date: 3-14-89

Sierra:

APPVD.	
[initials]	

Sierra Pacific Power Company
By: [signature]
Title: Mgr., Power & Fuel Contracts
Date: 1/9/89

Exhibit M

Sample Billing Calculations

This example is for purposes of illustrating billing under the LSCPP86 rate schedule only, and does not supplement or amend the terms of the Agreement to which it is attached.

I. Sample calculation of capacity payment:

Capacity payment = R x AO
Not to exceed R x EC x H

Where

R = Capacity rate pursuant to Exhibit C

EC = Eligible Capacity

CR = Contract Rating

AO = Adjusted Net Metered Output

H = Number of hours in the time period

A. Assume a plant completed the 100 hour test with the following results and the full 35 MW cap is available:

1. Contract Term = 30 years

2. Contract Rating = 10 MW. Since the full 35 MW cap is available, the Eligible Capacity then equals 10 MW also.

3. Assume that AO = 5,760,000 kWh total for a billing period in the summer season, made up of 2,880,000 kWh on peak and 2,880,000 kWh off peak, and there are 720 hours in the billing period, made up of 360 hours on peak and 360 hours off peak.

4. The total capacity payment will equal the sum of the capacity payments for capacity delivered on peak and the capacity delivered off peak.

5. Capacity payment = (R on peak x 2,880,000)

+ (R off peak x 2,880,000)

= ($.01848 x 2,880,000)

+ ($.00156 x 2,880,000)

= $53,222.40 + $4,492.80

= $57,715.20

mbd

This payment is not to exceed R x EC x H

= ($.01848x10,000x360)+($.00156x10,000x360)

= $66,528 + $5,616

= $72,144

Therefore, the payment of $57,715.20 is appropriate.

B. Assume a plant completed the 100 hour test with the assumptions and results of Example 1.A, except only 5 MW of the 35 MW cap is available.

1. Contract Term = 30 years

2. Contract Rating = 10 MW. However, since only 5 MW of the 35 MW cap is available, Eligible Capacity equals 5 MW.

3. Assume AO = 5,760,000 kWh total for a billing period in the summer season, made up of 2,880,000 kWh on peak and 2,880,000 kWh off peak, and there are 720 hours in the billing period, made up of 360 hours on peak and 360 hours off peak.

4. The total capacity payment equals the sum of the capacity payments for capacity delivered on peak and the capacity delivered off peak.

5. Capacity payment = (R on peak x 2,880,000)

+ (R off peak x 2,880,000)

= $28,857.60

The payment is not to exceed R x EC x H

= ($.01848x5,000x360)+($.00156x5,000x360)

= $33,264 + $2,808

= $36,072

Therefore, the payment of $28,857.60 is appropriate.

In both cases A and B, the maximum number of kilowatt-hours to be paid capacity payments in each time period shall not exceed the Eligible Capacity times the number of hours in that time period.

II. Sample calculation of energy payment

Energy payment = R x AO

Where

R = Energy rate pursuant to Exhibit C

AO = Adjusted Net Metered Output

A. Assume the same plant as in Example I.A., same energy and season.

Energy payment = (R on peak x AO on peak)

+ (R off peak x AO off peak)

= ($.06354 x 2,880,000)

+ ($.05628 x 2,880,000)

= $182,995.20 + $162,086.40

= $345,081.60

The energy to be paid at the Exhibit C energy rate in each time period may be limited to the Contract Rating times the number of hours in that time period. All energy over such limit will be paid at the Exhibit B rate.

B. Assume the same plant and generation as in I.A. except the 100 hour test resulted in a Contract Rating of 7 MW. Since 7 MW is less than 80% of the nameplate rating, the amount of kWh eligible for the Exhibit C rate is limited to the Contract Rating times the number of hours in each of the on peak and off peak time periods, assumed to be 360 hours each for this example.

Eligible kWh = 7,000 kW x 360 hours = (2,520,000) kWh for each time period.

The difference between the delivered kWh, (2,880,000) and the eligible kWh (2,520,000) in this example is 360,000 kWh and will be paid for at the Exhibit B rate for that time period. The amount of difference will be determined for each time period.

Energy payment, eligible kWh

= ($.06354 x 2,520,000)

+ ($.05628 x 2,520,000)

= $160,120.80 + $141,825.60

= $301,946.40

Energy payment, remaining kWh

= ($.03040 x 360,000)

+ ($.02561 x 360,000)

= $10,944 + $9,219.60

= $20,163.60

Total energy payment = $322,110.00

BM/ejs

EXHIBIT N
CONTRACT RATING AND ELIGIBLE CAPACITY

TO BE ATTACHED AT A LATER DATE

CONFIDENTIAL

EXHIBIT N

CONTRACT RATING AND ELIGIBLE CAPACITY

JANUARY 11, 1988

Contract Rating	2460 kilowatts
Eligible Capacity	2460 kilowatts

Date Effective January 1, 1988

EXHIBIT B

12/11/87

AMENDMENT TO LONG TERM AGREEMENT

FOR PURCHASE AND SALE OF ELECTRICITY

THIS AMENDMENT is entered into as of the date of its execution by and between AMOR II, a Delaware Corporation, hereafter referred to as "Amor II", and SIERRA PACIFIC POWER COMPANY, A Nevada Corporation, hereinafter referred to as "Sierra". Amor II and Sierra are sometimes referred to individually as "Party" and collectively as "Parties".

WITNESSETH

WHEREAS, an Agreement for the Purchase and Sale of Electricity, hereinafter referred to as the "Power Purchase Agreement", was entered into on December 31, 1986 between Empire Farms and Sierra for the purchase of all electricity generated by the Empire Farms facility to be located near Gerlach, NV; and

WHEREAS, Empire Farms assigned the Power Purchase Agreement to Ormat Energy Systems; Ormat Energy System further assigned the Power Purchase Agreement to Amor II, the current Seller under the Power Purchase Agreement and Sierra has consented to said assignments; and

WHEREAS, Amor II desires to increase the overall Project output and Sierra agrees to the increase subject to the provisions noted herein; and

WHEREAS, AMOR II acknowledges that the Sierra electric system will require, at Amor II expense, modification to accept any net delivery in excess of the 2,460 kilowatts originally planned and such modifications will be determined based on results of interconnection studies currently being performed by Sierra; and

WHEREAS, Amor II and Sierra now wish to amend the Power Purchase Agreement to reflect the increase in Project output and incorporate the terms and conditions of such increase.

NOW, THEREFORE, the Parties hereto mutually agree as follows:

1. EFFECTIVE DATE - This amendment shall be effective upon the date of its execution.

2. TERM AND TERMINATION - Section 4 of the Power Purchase Agreement is hereby amended to read as follows:

4. This Agreement shall be effective commencing upon the date of its execution by both Parties and shall continue thereafter for a term of 30 years after 2400 hours on the Commercial Operation Date (the "Term").

This Agreement may be terminated at any time by written notice from Sierra to Seller:

(a) If Seller fails to meet any one of the Project completion

dates specified in Section 9 in this Agreement, provided, however, that the Agreement shall not be terminated by Sierra if deliveries do not occur within such period due to (i) Sierra's inability or failure to interconnect the Facility within that time, unless such failure was due to matters within Seller's control, or (ii) force majeure, or

(b) If Seller's Project has not delivered any capacity and energy to Sierra during any continuous 180 day period after the Commercial Operation Date of such Project, and Seller is not exercising best efforts to resume operation of the Project.

All notices of termination shall be given pursuant to the provisions of Section 21 and shall be effective pursuant to said Section.

Any termination by Sierra pursuant to this Section shall not eliminate, limit or otherwise effect Sierra's rights to recovery for damages.

3. SALE OF CAPACITY AND ENERGY - Section 5 of the Power Purchase Agreement is hereby amended to read as follows:

5. Seller shall sell and Sierra shall purchase all capacity and energy generated, available for sale, and delivered to the Point of Delivery from Seller's Project, provided, however, that Sierra shall not accept deliveries of capacity and energy in excess of the original 2,460 kilowatts until the installation of equipment to be identified in the interconnection study being performed for the additional 950 kilowatt unit is completed. Seller's Project means a geothermal plant located

within Sierra's service territory near Gerlach, Nevada consisting of three units with a total site specific nameplate rating of 2850 kilowatts and one unit with a site specific nameplate rating of 950 kilowatts. Specific make, model, and generator nameplate rating information for the units is hereby incorporated into this Agreement as Exhibit A.

Seller's Project is expected, but not required, to deliver a total of 3,250 kilowatts maximum during any hour. Seller expects to provide an estimated 25,623,000 kilowatt hours of energy to Sierra during each Contract Year.

4. DETERMINATION OF COMMERCIAL OPERATION DATE AND CONTRACT RATING - Section 7 of the Power Purchase Agreement is hereby amended to add Section 7(f) as follows:

(f) Seller may, within six months of the Commercial Operation Date, notify Sierra of the completion of a second 100 hours of continuous operation and delivery of capacity and energy to Sierra (the "Retest"), for purposes of determining a revised contract rating. Said Retest may be conducted only once and must be completed within the first six months of the initial Commercial Operation Date. Seller's notification shall be made within 10 working days from the completion of the Retest and shall specify the beginning and ending hour of such Retest.

Retest values for Contract Rating, Adjusted Net Metered Output, and Commercial Operation Date, shall be incorporated into Exhibit N by

Amendment. Payment for any added increment of Contract Rating shall be determined pursuant to Section 8 (f), as modified by this Amendment.

5. RATE - Section 8(c) of the Power Purchase Agreement is hereby amended to read as follows:

(c) If the Commercial Operation Date of the Project is on or before 2400 hours on December 31, 1987, Sierra will pay Seller, for the capacity and energy generated, pursuant to the rates contained in the Schedule LCSPP86 attached hereto and incorporated herein by reference as Exhibit C.

(i) The capacity payment in any time period will be determined by the formula;

Capacity Payment = (R x AO) which cannot exceed CR x R x H

Where

R = Capacity Rate pursuant to Exhibit C,

CR = Contract Rating

AO= Adjusted Net Metered Output

H= Hours in Time Period

The maximum number of kilowatt hours for which capacity payments are made in any time period shall not exceed the product of the Contract Rating and the number of hours in each of the time periods. An example of this calculation is presented in Exhibit M.

(ii) The energy payments in any time period shall be determined by the formula;

Energy payment = P x AO

Where

P = Energy Rate pursuant to Exhibit C

AO= Adjusted Net Metered Output

If the Contract Rating is less than 1968 kilowatts, then the amount of kilowatt hours eligible for the Exhibit C rate shall not exceed the product of the Contract Rating and the number of hours in the time period. Any excess kilowatt hours are eligible for the Exhibit B rate.

An example of this calculation is presented in Exhibit M.

6. RATE - Section 8(e) of the Power Purchase Agreement is hereby amended to read as follows:

(e) If Seller fails to qualify for the rates pursuant to Section 8(c), and; (i) The 85 megawatt cap reflected in the Modified Order of Docket 87-126 (the "Modified Order") is not filled, Sierra's purchase obligation and the rates under this Agreement will be determined pursuant to Exhibit C2 and Exhibit C3, attached hereto and incorporated herein by reference.

The method of determining capacity and energy payments shall be determined by:

Capacity Payment = (R x .75 AO) + (R1 x .25 AO) which cannot exceed EC x (.75R + .25 R1) x H

Where R = Capacity rate pursuant to Exhibit C2

R1= Capacity rate pursuant to exhibit C3

EC= Eligible Capacity

AO=Adjusted Net Metered Output

H= Hours in Time Period

Energy Payment = (P x .75 AO) + (P1 x .25 AO)

Where P= Energy Rate pursuant to Exhibit C2

P1=Energy Rate pursuant to Exhibit C3

AO=Adjusted Net Metered Output

If the Contract Rating is less than 80% of the total nameplate rating specified in Exhibit A, then the amount of kilowatt hours eligible for the Exhibit C2 and Exhibit C3 rates shall not exceed the product of the Contract Rating and the number of hours in the time period. Any excess kilowatt hours are eligible for the Exhibit B rate.

(ii) If the 85 megawatt cap reflected in the Modified Order is filled, then payment will be made pursuant to Exhibit B until such

time as Seller qualifies for a long term capacity and energy rate pursuant to the provisions of a PSCN Opinion and Order in effect and applicable to purchases from Seller.

7. RATE. Section 8(f) of the Power Purchase Agreement is hereby added:

(f) If a Retest is performed pursuant to Section 7(f) and;

(i) If Seller has previously qualified for the rate pursuant to Section 8(c) and the 85 MW cap reflected in the Modified order is not filled, then the added increment of capacity from the Retest shall qualify for the rate contained in Exhibit C1.

Payment shall be determined by:

Capacity Payment = (R x M x AO) + (R1 x M1 x AO) which cannot exceed CR2 x ((R x M) + (R1 x M1)) x H

Where
R = Capacity rate pursuant to Exhibit C
R1= Capacity rate pursuant to Exhibit C1
M = Multiplier = CR1/CR2
M1= Multiplier = 1 - M
AO= Adjusted Net Metered Output
H = Hours in Time Period
CR1= Original Contract Rating
CR2= Retest Contract Rating

Energy Payment = (P x M x AO) + (P1 x M1 x AO)

Where P = Energy Rate Pursuant to Exhibit C

P1= Energy Rate Pursuant to exhibit C1

M, M1, and AO are as noted above.

If the Retest Contract Rating is less than 80% of the total nameplate rating specified in Exhibit A, then the amount of kilowatt hours eligible for the Exhibit C and Exhibit C1 rates shall not exceed the product of the Retest Contract Rating and the number of hours in the time period. Any excess kilowatt hours are eligible for the Exhibit B rate.

(ii) If Seller has previously qualified for the rate pursuant to Section 8(e) and the 85 MW cap reflected in the Modified Order is not filled, then the Retest Contract Rating shall replace the original Contract Rating for purposes of determining the capacity and energy payments in Section 8(e).

(iii) If Seller has previously qualified for the rate pursuant to Section 8(c) or 8(e) and the 85 MW cap reflected in the Modified Order is filled, then payment for the added increment of capacity and energy shall be made pursuant to Exhibit B until such time as Seller qualifies for a long term capacity and energy rate pursuant to the provisions of a PSCN Opinion and Order in effect and applicable to purchases from Seller.

8. PROJECT SCHEDULE - Section 9 of the Power Purchase Agreement is hereby amended to read as follows:

Seller has made its best estimate of when it expects to complete certain project activities related to establishing a Commercial Operation Date by December 31, 1987. Those activities and dates are specified below. Seller shall complete the project activities by 2400 hours on the date specified for each activity. If any activity is not completed by the time specified, Sierra will notify Amor II in writing that the milestone was not met. Amor II shall then have 30 days from receipt of such notice to cure such failure and provide to Sierra documentation of said cure. If such documentation is not received by Sierra within the 30 days noted above, this Agreement shall terminate effective 2400 hours on the 30th day after receipt of Sierra's notice.

ACTIVITY	COMPLETION DATE
A. Begin Plant Construction- this activity shall mean the actual pouring of concrete foundations for the turbine-generators.	November 20, 1987
B. Install Turbine Generators- This activity shall mean placement of the four turbine generators on	

their foundation and the connection of all required fuel piping to include geothermal and hydrocarbon fluid piping. | December 20, 1987

C. Commercial Operation Date | June 30, 1988

9. NOTICES - The Parties to whom notice is to be given pursuant to Section 21, Notices, are hereby changed to the following:

Sierra: Sierra Pacific Power Company
Attention: Manager, Power Contracts
6100 Neil Road, Reno, NV 89511
P.O. Box 10100
Reno, NV 89520
Phone: (702) 689-4889
Telex: (702) 689-4202

Seller: Amor II
Attention: Daniel Schochet
~~500 Dermody Way~~ 610 East Glendale Ave
Sparks, NV 89431
Phone: (702) 356-9111
Telex: (702) 356-9125

Telephone numbers are provided for convenience only; all notices shall be in writing.

10. STATUS OF AMENDMENT - It is expressly understood and agreed by the Parties hereto that this Amendment is supplemental to the Power Purchase Agreement. It is further understood and agreed that all the terms, conditions, and provisions of the Power Purchase Agreement, unless specifically modified herein, are to apply to this Amendment and are made part of this Amendment as though they were expressly rewritten, incorporated and included herein.

11. PSCN APPROVAL - The rights and obligations of the Parties pursuant to this Amendment are hereby made expressly conditional on the approval of this Amendment by the PSCN. Sierra shall take all reasonable actions necessary to secure approval by the PSCN of this Amendment in its entirety and without change. PSCN approval shall be sought as soon as reasonably practicable subsequent to the date of execution of this Amendment. Such approval shall not be considered to have occurred unless the PSCN issues an order within 90 days of the filing of an application for approval, which order:

(a) approves the Amendment in its totality and without change; and

(b) makes a specific finding that the total Project shall be included in the 85 megawatt cap reflected in the Modified order; and

(c) makes a specific finding that Sierra acted in a reasonable and prudent manner in executing the Amendment with Amor II.

Lapse of the above described 90 day period without a formal decision by the PSCN on the petition for approval shall be considered a failure to approve this Amendment. Failure of the PSCN to approve this Amendment shall terminate this Amendment effective as of the date of such PSCN action in which case the obligations of the Parties will remain as specified in the Power Purchase Agreement and the Power Purchase Agreement shall automatically be reinstated as it existed prior to the execution of this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement this 28 day of DEC, 87.

Seller: AMOR II
By [signature]
Title Authorized Representative
Date Dec. 17, 1987

Sierra: SIERRA PACIFIC POWER COMPANY
By [signature]
Title Vice President, Electric Resources

SITE SPECIFIC RATINGS

AMOR GEOTHERMAL POWER PLANT

EMPIRE NEVADA

1. Ormat Energy Converter Modules

Four (4) each Model 8000-G-87-E Comprised of Following Major Components.

1.1. Preheater/Vaporizer - Tube and shell type heat exchanger

1.2. Preheater - Tube and shell type heat exchanger

1.3. Water Cooled Condenser - Tube and shell type heat exchanger

1.4. Turbine - Single stage axial flow for organic vapor service, designed for site specific conditions, 3600 rpm

1.5. Gear Box - 2:1 reduction

1.6. Generator - 600 V 3 phase synchronous, standard sea level rating 1200 kW

1.7. Motive Fluid Feed Pump - Multiple stage vertical assembly

1.8. Auxiliary subsystems consisting lubrication systems, oil pumps, valves and misc skid mounted control.

1.9. Low Voltage Switchgear Panel

1.10. Programmable Load Control Panel.

2. Site Specific Conditions

2.1. Geothermal Fluid

Flow Rate	(GPM)	4,200
Plant Inlet Temperature	(^{O}F)	270

2.2. Cooling Water

Flow Rate	(GPM)	14,000
Plant Inlet Temperature	(^{O}F)	62

2.3. OEC Power Output

Total 4 Modules	3,800 kW
Output per unit (see attached curve)	950 kW


EMPIRE
4 Units Works
Tbrine = 370 F
Tc.w = 62 F
L.A. - 10/12/87
Brine Flow Rate (GPM*1000)
Power (MW)
2.4
2.8
3.2
3.6
4
4.4
4.8
4.6
4.4
4.2
4
3.8
3.6
3.4
3.2
3
2.8
2.6
2.4
2.2
2

EXHIBIT C1

PAYMENT SCHEDULE

AMOR II CORPORATION

1. This payment schedule is applicable only to purchases of capacity and energy from the Amor II Project described in this Agreement.

2. If the Seller's Project establishes a Commercial Operation Date which meets the criteria specified in Section 8 (f) of this Agreement and thereby qualifies for payments pursuant to this Exhibit, the following rates for the energy and capacity delivered as determined by the Adjusted Net Metered Output are applicable to the Adjusted Net Metered Output determined in Section 8(f)(i) of the Agreement.

(a) Time Differentiated Rates, $ per kilowatt-hour

Winter	Capacity Rate	Energy Rate
All on-peak kWH per kwH	$0.00860	$0.05034
All mid-peak kWH per kWH	$0.00145	$0.04729
All off-peak kWH per kWH	$0.00007	$0.03737
Summer		
All on-peak kWH per kWH	$0.01478	$0.04990
All off-peak kWH per kWH	$0.00125	$0.04420

3. The payment period for Sierra purchases hereunder shall be the time interval between two consecutive meter readings that are taken for billing purposes.

4. Daily time periods will be based on Pacific time and are defined as follows:

Winter Period	On-Peak	5:01 p.m. to 10:00 p.m. daily
	Mid-Peak	7:00 a.m. to 5:00 p.m. daily
	Off-Peak	All other hours
Summer Period	On-Peak	10:01 a.m. to 10:00 p.m. daily
	Off-Peak	All other hours

The winter period will consist of eight months from October through May. The summer period will consist of four months from June through September.

This table is excerpted from Electric Tariffs No. 2, PSCN Sheet No. 7 and is subject to change in accord with the on-peak, mid-peak, and off-peak periods as defined in SPPC's own rate schedules for the sale of electricity, as revised from time to time.

5. The rates contained herein shall be adjusted on March 1 of each year based on the change in the applicable index during the prior calendar year. The adjustment shall be calculated as follows:

$$R_n = (I_{n-1}/I_{n-2})\ R_{n-1}$$

R = the indexed rate

I = the absolute level of the appropriate year end index

n = the calendar year in which the adjustment takes place

The energy rates will be adjusted using the Producer Price Index for the Coal Subcategory of the Fuels and Related Products. The capacity rates will be adjusted using the Handy-Whitman price index, total steam production plant category. Such rates shall become effective on March 1 of each year.

EXHIBIT C2
(SCHEDULE LCSPP87 TO BE ATTACHED WHEN APPROVED)

SIERRA PACIFIC POWER COMPANY
DOCKET NO. 87-126
LONG-TERM RATES FOR QF'S
IN OPERATION BY YEAR END 1990

	CONTRACT TERM IN YEARS			
DESCRIPTION	10	15	20	30
CAPACITY RATES ($/KWH)	$0.00732	$0.00731	$0.00730	$0.00729
Annual Cost ($/KW)	$51.33	$51.25	$51.18	$51.06
Annual Cost by Rating Period ($/KW)				
Summer On	$29.52	$29.47	$29.43	$29.36
Summer Off	2.50	2.50	2.49	2.49
Winter On	14.26	14.24	14.22	14.19
Winter Mid	4.83	4.82	4.81	4.80
Winter Off	0.22	0.22	0.22	0.22
Capacity Rates at 80% C.F. ($/KWH)				
Summer On	$0.02520	$0.02517	$0.02513	$0.02507
Summer Off	0.00213	0.00213	0.00213	0.00213
Winter On	0.01467	0.01465	0.01463	0.01460
Winter Mid	0.00248	0.00248	0.00247	0.00247
Winter Off	0.00013	0.00013	0.00013	0.00013
ENERGY RATES ($/KWH)	$0.04213	$0.04278	$0.04352	$0.04495
Energy Rates by Rating Period ($/KWH)				
Summer On	$0.04392	$0.04459	$0.04536	$0.04686
Summer Off	0.04002	0.04064	0.04134	0.04270
Winter On	0.04485	0.04555	0.04633	0.04786
Winter Mid	0.04350	0.04417	0.04493	0.04641
Winter Off	0.03931	0.03992	0.04061	0.04194
TOTAL RATES ($/KWH)	$0.04945	$0.05009	$0.05082	$0.05224
Total Rates by Rating Period ($/KWH)				
Summer On	$0.06912	$0.06976	$0.07049	$0.07193
Summer Off	0.04215	0.04277	0.04347	0.04483
Winter On	0.05952	0.06020	0.06096	0.06246
Winter Mid	0.04598	0.04665	0.04740	0.04888
Winter Off	0.03944	0.04005	0.04074	0.04207

Note: Rates shown are for 1988. The appropriate indices apply for subsequent years.

EXHIBIT C3

PAYMENT SCHEDULE

AMOR II CORPORATION

1. This payment schedule is applicable only to purchases of capacity and energy from the Amor II Project described in this Agreement.

2. If the Seller's project establishes a Commercial Operation Date which meets the criteria specified in Section 8 (e) of this Agreement and thereby qualifies for payments pursuant to this Exhibit, the following rates for the energy and capacity delivered as determined by the Adjusted Net Metered Output are applicable to the appropriate percentage of the Adjusted Net Metered Output determined in Section 8 of the Agreement.

(a) Time Differentiated Rates, $ per kilowatt-hour

Winter	Capacity Rate	Energy Rate
All on-peak kWH per kwH	$0.01159	$0.03798
All mid-peak kWH per kWH	$0.00196	$0.03683
All off-peak kWH per kWH	$0.00010	$0.03329
Summer		
All on-peak kWH per kWH	$0.01989	$0.03719
All off-peak kWH per kWH	$0.00169	$0.03389

3. The payment period for Sierra purchases hereunder shall be the time interval between two consecutive meter readings that are taken for billing purposes.

4. Daily time periods will be based on Pacific time and are defined as follows:

Winter Period	On-Peak	5:01 p.m. to 10:00 p.m. daily
	Mid-Peak	7:00 a.m. to 5:00 p.m. daily
	Off-Peak	All other hours
Summer Period	On-Peak	10:01 a.m. to 10:00 p.m. daily
	Off-Peak	All other hours

The winter period will consist of eight months from October through May. The summer period will consist of four months from June through September.

This table is excerpted from Electric Tariffs No. 2, PSCN Sheet No. 7 and is subject to change in accord with the on-peak, mid-peak, and off-peak periods as defined in SPPC's own rate schedules for the sale of electricity, as revised from time to time.

5. The rates contained herein shall be adjusted on March 1 of each year based on the change in the applicable index during the prior calendar year. The adjustment shall be calculated as follows:

$$R_n = (I_{n-1}/I_{n-2})\ R_{n-1}$$

R = the indexed rate

I = the absolute level of the appropriate year end index

n = the calendar year in which the adjustment takes place

The energy rates will be adjusted using the Producer Price Index for the Coal Subcategory of the Fuels and Related Products. The capacity rates will be adjusted using the Handy-Whitman price index, total steam production plant category. Such rates shall become effective on March 1 of each year.

Exhibit M of the Power Purchase Agreement is hereby amended to read as follows:

EXHIBIT M

SAMPLE BILLING CALCULATIONS

This example is for purposes of illustrating billing under the appropriate rate schedule only, and does not supplement or amend the terms of the Agreement to which it is attached.

I. Sample calculation of capacity payment pursuant to Section 8(c)(i)

Capacity payment = (R x .75 AO) + (R1 x .25 AO)
Not to exceed EC x (.75R + .25 R1) x H

Where

R = Capacity rate pursuant to Exhibit C
R1= Capacity rate pursuant to Exhibit C1
EC= Eligible capacity
AO= Adjusted Net Metered Output
H = Number of hours in the time period

A. Assume the plant completed the 100 hour test with the following results and the full 85 MW cap is available:

1. Contract Term = 30 years

2. Contract Rating = 2.4 MW. Since the full 85 MW cap is available, the Eligible Capacity then equals 2.4 MW also.

3. Maximum number of kWH for capacity payment =

EC x H = 2400 x 720 = 1,728,000 kWH

4. Assume that AO = 1,555,200 kWH total for a billing period in the summer season made up of 820,800 kWH on peak and 734,400 kWH off peak, and there are 720 hours in the billing period, made up of 360 hours on peak and 360 hours off peak.

5. The total capacity payment will equal the sum of the capacity payments for capacity delivered on peak and the capacity delivered off peak.

6. Capacity payment = (R on peak x (.75)(820,800)
+ (R1 on peak x (.25)(820,800)
+ (R off peak x (.75)(734,400)
+ (R1 off peak x (.25)(734,400)
= ($.01862 x 615,600) + ($.01478 x 205,200)
+ ($.00157 x 550,800) + ($.00125 x 183,600)
= $11,462.47 + 3032.87 + 864.76 + 229.50
= $15,589.60

This payment is not to exceed EC x (.75R + .25R1) x H
= 2,400 x (.75(.01862) + .25 (.01478))x 360
= +2,400 x (.75(.00157)+.25(.00125)) x 360
= 15,258.24 + 1287.36
= 16,545.60

Therefore, the payment of $15,589.60 is appropriate.

II. Sample calculation of energy payment pursuant to Section 8 (C)(ii)

Energy payment = (P x .75 AO) + (P1 x .25 AO)

Where

P = Energy rate pursuant to Exhibit C
P1= Energy rate pursuant to Exhibit C1
AO= Adjusted Net Meteed Output

A. Assume the same plant as in Example I.A., same energy and season.

Energy payment = (P on peak x .75 AO on peak) + (P1 on peak x .25 AO on peak)

+ (P off peak x .75 AO off peak) + (P1 off peak x .25 AO off peak)

= ($.06287 x .75 x 820,800) + (.04990 x .25 x 820,800)

+ ($.05569 x .75 x 734,400 + (.04420 x .25 x 734,400)

= 38,702.77 + 10,239.48 + 30,674.05 + 8,115.12

= $87,731.42

The energy to be paid at the Exhibit C and Exhibit C1 energy rates in each time period may be limited to the Contract Rating times the number of hours in that time period. All energy over such limit will be paid at the Exhibit B rate.

III. Sample calculation of energy payment when the Contract Rating is less than 80% of the total nameplate rating, pursuant to Section 8(c)(ii).

Kilowatt hours maximum = CR x H
Energy payment maximum = CR x (.75P + .25 P1) x H
Where P = Energy rate pursuant to Exhibit C
P1= Energy rate pursuant to Exhibit C1
CR= Contract rating
H = Hours in time period

Assumptions

a. The nameplate rating of the plant is 2400 kW.
b. The Contract Rating of the plant is 1800 kW or 75% of nameplate.

c. AO = 1,555,200 kWH as in II above, 820,800 KWH on peak and 355,000 off peak.

Kilowatt hours maximu = CR x H = 1800 x 720 = 1,296,000 kWH
Energy payment maximum = 1800 (.75 x .06287 + .25 x .04990) x 360
+ 1800 (.75 x .05569 + .25 x .04420) x 360
= 38,640.24 + 34,225.74
= 72,865.98

The energy payment in this case would be the sum of the energy payment maximum and the balance of the energy at the CSPP rate. In this example 259,200 kWH will be paid at the CSPP rate, which changes quarterly.

IV. Sample calculation of capacity and energy payment pursuant to Section 8(f)(i) with the following assumptions:

a. The plant nameplate rating is 2400 kW.
b. The original Contract Rating is 1200 kW.
c. The Retest Contract Rating is 2400 kW.

The original Contract Rating, 1200 kW, qualifies for the rate in Exhibit C, and the added increment of capacity from the Retest qualifies for the rate in Exhibit C1. A new proration multiplier is determined by dividing the original Contract Rating by the Retest Contact Rating and applying that ratio to the R and P of the payment calculation. The difference of one minus the above ratio is applied to the R1 and P1 of the payment calculation.

Prior to the Retest, the capacity and energy equations were:

Capacity Payment = (R x .75 AO) + (R1 x .25 AO), not to exceed
EC x (.75 R + .25 R1) x H
Energy Payment = (P x .75 AO) + (P1 x .25 AO)

With the Retest, the new multiplier applied to R and P is calculated by the ratio 1200 kW/2400 kW = 0.5, and the R1 and P1 multiplier is 1-.5 = .5

The equations then become:

Capacity Payment = (R x .5 AO) + (R1 x .5 AO), not to exceed
EC x (.5 R + .5 R1) x H
Energy Payment = (P x .5 AO) + (P1 x .5 AO)

Payments will be calculated as in I and II above, but with the formula changes.